                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                L.A. GEAR, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO OF LA GEAR]



                                         May 6, 1996



     To our Shareholders:

       You are cordially invited to attend the 1996 Annual Meeting of Shareholders of L.A. Gear, Inc., to be held Tuesday, June 11, at 10:00 a.m. at the Ritz-Carlton Hotel, 4375 Admiralty Way, Marina del Rey, California 90292. The formal notice and proxy statement for the Annual Meeting are attached to this letter.

       It is important that your shares be represented at the Annual Meeting. Accordingly, whether or not you plan to attend the meeting, we urge you to complete, date and sign the enclosed proxy card as soon as possible and return it in the envelope provided. If you decide to attend, you can still vote your shares in person, if you wish.

       On behalf of the Board of Directors, I would like to thank you for your continued support and look forward to seeing you on June 11th.


                                    Sincerely,


                                    /s/ Stanley P. Gold

                                    Stanley P. Gold
                                    Chairman of the Board
                                    and Chief Executive Officer

                                L.A. GEAR, INC.
                             2850 OCEAN PARK BLVD.
                        SANTA MONICA,  CALIFORNIA 90405

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 11, 1996


TO THE SHAREHOLDERS OF L.A. GEAR, INC.:


       Notice is hereby given that the annual meeting of shareholders of L.A. Gear, Inc. (the "Company") will be held at the Ritz Carlton Hotel, 4375 Admiralty Way, Marina del Rey, California 90292, on Tuesday, June 11, 1996, at 10:00 a.m., Los Angeles time, for the following purposes:

       1. ELECTION OF DIRECTORS.  To elect a total of ten persons to the Board
          ---------------------
          of Directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified as follows:



          William L. Benford         Stephen A. Koffler
          Walter C. Bladstrom        Ann E. Meyers
          Allan E. Dalshaug          Clifford A. Miller
          Willie D. Davis            Robert G. Moskowitz
          Stanley P. Gold            Vappalak A. Ravindran


       2. APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN FOR ELIGIBLE
          ------------------------------------------------------------
          NONEMPLOYEE DIRECTORS.  To approve an amendment to the Company's 1992
          ---------------------
          Stock Option Plan for Eligible Nonemployee Directors to provide for the granting of options to purchase Common Stock to members of the Company's Board of Directors in lieu of any cash compensation for their services on the Board.

       3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.  To
          -------------------------------------------------------------
          ratify the Board of Directors' selection of Price Waterhouse as the Company's independent accountants for the fiscal year ending November 30, 1996.

       4. OTHER BUSINESS.  To consider and act upon such other business as may
          --------------
          properly come before the meeting.

       Section 2.11(b) of the Company's Bylaws provides for the nomination of directors to be elected by holders of the Company's Common Stock in the following manner:

       Notice of intention to make any nomination, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Company no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2 of these bylaws; provided, however, that if only 10 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Company not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the Company owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.

       Only shareholders of record at the close of business on April 22, 1996 will be entitled to notice of the annual meeting and to vote at the annual meeting and at any adjournments thereof.

                                BY ORDER OF THE BOARD OF DIRECTORS



                                        /s/ Thomas F. Larkins

                                        Thomas F. Larkins
                                        Secretary

Dated: May 6, 1996



WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                                L.A. GEAR, INC.

                           2850 OCEAN PARK BOULEVARD
                        SANTA MONICA, CALIFORNIA  90405
                                 (310) 452-4327

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 11, 1996


                                    GENERAL

       This Proxy Statement is furnished to the shareholders of L.A. Gear, Inc. (the "Company") in connection with the solicitation by its Board of Directors (the "Board") of proxies to be voted at the 1996 Annual Meeting of Shareholders to be held at the Ritz Carlton Hotel, 4375 Admiralty Way, Marina del Rey, California 90292 on Tuesday, June 11, 1996 at 10:00 a.m. Los Angeles time and at any adjournment thereof (the "Meeting"). The Company expects to mail its proxy soliciting materials for the Meeting on or about May 10, 1996.

       Enclosed is a Proxy for the shares of stock held by you as of the close of business on April 22, 1996 (the "Record Date"). Unless otherwise indicated on the Proxy, shares represented by any Proxy will, if the Proxy is properly executed and timely received by the Company, be voted FOR the applicable nominees for director, FOR approval of the proposed amendment to the 1992 Stock Option Plan for Eligible Nonemployee Directors, and FOR the ratification of the Board's selection of Price Waterhouse as the Company's independent accountants for the fiscal year ending November 30, 1996.

                                     VOTING

       Only shareholders of record as of the Record Date are entitled to vote at the Meeting. The outstanding capital stock of the Company on that date consisted of 22,936,433 shares of common stock, without par value ("Common Stock"), and 1,107,902 shares of Series B Preferred Stock ("Series B Preferred Stock"). Trefoil Capital Investors, L.P. ("Trefoil") is the holder of all of the issued and outstanding shares of Series B Preferred Stock.

       The Company's Restated Articles of Incorporation, as amended (the "Restated Articles"), provide that the Common Stock and Series B Preferred Stock of the Company vote together as a single class on all matters, including the election of directors, submitted to a vote of the holders of Common Stock. Each share of Series B Preferred Stock entitles the holder to cast 14.815 votes (the number of votes which could be cast by the number of whole shares of Common Stock into which each share of Series B Preferred is convertible on the Record
Date) for a total of 16,413,568 votes. Each share of Common Stock entitles the holder to cast one vote, for a total of 22,936,433 votes. Accordingly, an aggregate of 39,350,001 votes may be cast by the holders of Common Stock and Series B Preferred Stock.

       A majority of the voting power of the outstanding shares of capital stock of the Company, represented in person or by Proxy, will constitute a quorum for the transaction of business at the Meeting (the "Quorum"). Shares representing an aggregate of 19,675,001 votes will constitute the Quorum for purposes of holding the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a Quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the Proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

       Each shareholder may cumulate his votes for directors, giving one candidate a number of votes equal to the product of the number of directors to be elected times the number of shares of Common Stock held or deemed to be held by such holder, or he may distribute his votes on the same principle among as many candidates as he shall see fit. For a shareholder to exercise his cumulative voting rights, he must give notice at the Meeting, prior to the commencement of voting, of his intention to cumulate his votes. If any shareholder gives such notice, then every shareholder entitled to vote may cumulate his votes for candidates in nomination.

       The ten directors to be elected by the shareholders shall be the ten candidates receiving the highest number of votes cast. Discretionary authority to cumulate votes is hereby solicited by the Board and return of the Proxy shall grant such authority.

       The proposals to amend the Company's 1992 Stock Option Plan for Eligible Nonemployee Directors and to ratify the appointment of Price Waterhouse as the Company's independent accountants for the fiscal year ending November 30, 1996 each require the affirmative vote of a majority of the Common Stock and Series B Preferred Stock represented and voting together as a single class at the Meeting (provided that such affirmative vote also represents a majority of the Quorum). Accordingly, a minimum of 9,837,501 votes in favor of each of these proposals are required to approve such proposals. Trefoil has advised the Company that it intends to vote all shares of Series B Preferred Stock in favor of the proposals.

                             ELECTION OF DIRECTORS

       The Company's Bylaws give the Board the power to set the number of directors at no less than eight nor more than fifteen. The size of the Company's Board is currently set at ten. The Restated Articles provide for the holders of Series B Preferred Stock and Common Stock, voting together as a single class, to elect all of the directors. The directors so elected will serve until the next annual meeting of shareholders and until their successors are elected and have qualified.

       Prior to the exchange of all outstanding shares of Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") for a newly created class of Series B Preferred Stock (see "Certain Relationships and Related Transactions--Exchange of Series A Preferred Stock for Series B Preferred Stock"), Trefoil, the holder of the Series A Preferred Stock, was entitled to elect three of the ten directors, and the holders of Common Stock were entitled
to elect the remaining seven.   However, under the terms of the Series B
Preferred Stock the holders of Common Stock and Series B Preferred Stock vote together on all matters, including the election of directors. The three directors originally elected by the holders of the Series A Preferred Stock, Stanley P. Gold, Robert G. Moskowitz and Vappalak A. Ravindran, will be part of the slate of directors to be elected by the Common Stock and Series B Preferred Stock at the Annual Meeting, voting together as a class.

       The persons named as proxies in the enclosed form of Proxy were selected by the Board, and have advised the Board that, unless authority is withheld, they intend to vote the shares represented by them at the Meeting for the election of William L. Benford, Walter C. Bladstrom, Allan E. Dalshaug, Willie
D. Davis, Stanley P. Gold, Stephen A. Koffler, Ann E. Meyers and Clifford A. Miller, Robert G. Moskowitz and Vappalak A. Ravindran on behalf of the holders of Common Stock and Series B Preferred Stock.

       The Board knows of no reason why any nominee for director would be unable to serve as a director. If at the time of the Meeting any of the named nominees are unable or unwilling to serve as directors of the Company, the persons named in the Proxy intend to vote for such substitutes as may be nominated by the Board.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE BOARD OF DIRECTORS'
                                                ---
NOMINEES FOR DIRECTOR TO BE ELECTED BY THE HOLDERS OF COMMON STOCK AND SERIES B PREFERRED STOCK, VOTING TOGETHER AS A SINGLE CLASS.

NOMINEES FOR ELECTION


       WILLIAM L. BENFORD was appointed President and Chief Operating Officer in June 1994, and prior to that served as Executive Vice President and Chief Financial Officer from January 1993 to June 1994. He joined the Company in September 1991 as Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Benford served as a Vice President of Shamrock Holdings of California, Inc. from January 1991 to September 1991. From September 1985 to December 1990, he was Senior Vice President, Chief Financial Officer and Treasurer of Central Soya Company, Inc., an international agri-business operation. Mr. Benford has also served as Vice President and Treasurer of Dekalb Agresearch, Inc. from 1981 to 1984 and Vice President and Assistant Treasurer of The Firestone Tire & Rubber Company in Akron Ohio from 1978 to 1981. Age: 53.

       WALTER C. BLADSTROM was elected to the Board in April 1993. Mr. Bladstrom has served as an advisor to Fulcrum International, Ltd. ("Fulcrum"), an investment and financial advisory firm specializing in mergers and acquisitions, since 1991. Prior to that time, Mr. Bladstrom served as the Chairman of the Board and Chief Executive Officer of Fulcrum since 1987. Mr. Bladstrom has also served as a member of the Advisory Board of the Snider Entrepreneurial Center at The Wharton School since 1989. Mr. Bladstrom owns a
0.1 percent limited partnership interest in Trefoil.  Age: 64.

       ALLAN E. DALSHAUG has served as a Director of the Company since May 1986. Mr. Dalshaug has been Chairman of the Board, President and Chief Executive Officer of Sterling West Bancorp, a publicly held bank holding company, and Chief Executive Officer of its subsidiary, Sterling Bank, since 1980. He also
serves as a director of Jalate, Ltd., a manufacturer of women's clothing.   Age:
64.

       WILLIE D. DAVIS was elected to the Board in June 1992. Mr. Davis has served as President and Chief Executive Officer of All Pro Broadcasting, Inc., a Los Angeles broadcasting company, since 1977. Mr. Davis played professional football for ten years with the Green Bay Packers and for two years with the Cleveland Browns and was inducted into The Professional Football Hall of Fame in 1981. Mr. Davis also serves as a director of Wicor, Inc., Sara Lee Corporation, Alliance Bank, MGM Grand Company, Kmart Corporation, Dow Chemical Company, Johnson Controls Inc., Strong Capital Management Fund and Rally's Inc. Age: 61.

       STANLEY P. GOLD has served as a Director since September 1991 and has held the positions of Chairman of the Board and Chief Executive Officer of the Company since January 1992. Mr. Gold has served since 1987 as President, Chief Executive Officer and a director of Shamrock Holdings, Inc. ("Shamrock"), a holding company engaged primarily in real estate development and the making of investments. Since January 1, 1990, Mr. Gold has also served as President and Managing Director of Trefoil Investors, Inc. ("TII"), the general partner of Trefoil, as well as President and Managing Director of Shamrock Capital Advisors, Inc. ("SCA"), a company which provides management and consulting services, including services to Trefoil and companies in which Trefoil invests. Mr. Gold is also a director of The Walt Disney Company, an international company engaged in family entertainment, and Koor Industries Limited ("Koor Industries"), Israel's largest industrial group engaged primarily in telecommunications equipment, agricultural chemicals, building materials, energy and food. Age: 53.

       STEPHEN A. KOFFLER was elected to the Board in September 1991. Mr. Koffler has served as the President of Koffler and Company, an investment banking and financial advisory firm, since April 1996. He served as Managing Director, Investment Banking of Smith Barney, Inc., a brokerage and investment banking firm, from July 1994 to March 1996. Prior to that, he was Executive Vice President and Director of Investment Banking of Sutro & Co., Inc., a brokerage and investment banking firm, since October 1991. From May 1981 until September 1991, Mr. Koffler was employed by Merrill Lynch & Co. ("Merrill Lynch") and predecessor companies, and, until March 1991, was a Managing Director in the Investment Banking Division of Merrill Lynch. Mr. Koffler resigned as an officer of Merrill Lynch in March 1991 and acted as an employee and consultant to Merrill Lynch through September 1991. Age: 53.

       ANN E. MEYERS was elected to the Board in June 1992. Ms. Meyers has worked for various network and cable television stations (including CBS, ESPN, WTBS and Prime Network) as a broadcaster and sports commentator since 1983. Ms. Meyers played both amateur and professional women's basketball and participated in the Pan Am Games in 1975 and 1979 and the 1976 Olympic Games. Ms. Meyers was inducted into the Basketball Hall of Fame in 1993. Age: 41.

       CLIFFORD A. MILLER was first elected to the Board by Trefoil in September 1992, with a term of service which expired on February 26, 1993. On February 17, 1993, Mr. Miller was re-appointed to the Board, effective February 26, 1993, to fill a vacancy on the Board. Mr. Miller has continued to serve as a director of the Company since that date. Mr. Miller has served as Chairman of The Clifford Group, Inc., a national business consulting organization, since January 1992. From December 1986 through December 1991, Mr. Miller was an Executive Vice President and a Director of Great Western Financial Corporation and Great Western Bank. Mr. Miller has also served as a Senior Consultant to Shamrock since 1978 and is a director of First American Corporation and First American
Bankshares, Inc.   Age: 67.

       ROBERT G. MOSKOWITZ has served as a Director since September 1991. Since January 1990, Mr. Moskowitz has served as a Managing Director of TII and SCA. Mr. Moskowitz has also served as Executive Vice President of Shamrock since March 1989 and is a Director of Koor Industries. Age: 43.

       VAPPALAK A. RAVINDRAN was first elected to the Board by Trefoil in September 1992, with a term of service which expired on February 26, 1993. Effective February 26, 1993, Mr. Ravindran was appointed as one of the three directors elected by Trefoil. Mr. Ravindran has continued to serve as a director of the Company since that date. Mr. Ravindran has served as the Managing Director and President of Paracor Finance Inc. ("Paracor Finance"), a merchant bank and investment company, since July 1987. Paracor Finance is an indirect wholly-owned subsidiary of Fosters Brewing Group Ltd. of Australia. An affiliate of Paracor Finance is a limited partner in Trefoil. Mr. Ravindran is a director of Northwest Airlines, Inc., a commercial airline. Age: 48.

                     PROPOSAL TO AMEND THE L.A. GEAR, INC.
           1992 STOCK OPTION PLAN FOR ELIGIBLE NONEMPLOYEE DIRECTORS

1992 STOCK OPTION PLAN -- GENERAL

       On June 9, 1992, the Company's shareholders approved and adopted the L.A. Gear, Inc. 1992 Stock Option Plan for Eligible Nonemployee Directors (the "1992 Stock Option Plan"). The 1992 Stock Option Plan had two important purposes. First, it was intended to strengthen the Company by enabling the Company to secure and retain the services of persons best qualified to serve as directors of the Company and to provide incentives for such persons to exert maximum efforts for the success of the Company. Second, it was intended that the directors who participated in the 1992 Stock Option Plan would qualify as disinterested persons, pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, for purposes of administrating certain other compensation plans of the Company.

PROPOSED AMENDMENT

       The Company's Board of Directors has approved, subject to the approval of the shareholders at the 1996 Annual Meeting, an amendment to the 1992 Stock Option Plan (the "Proposed Amendment") to provide for an annual grant of stock options to each Eligible Nonemployee Director and to each Eligible Executive Officer (defined as the Chief Executive Officer provided he or she is a director and is not paid a salary by the Company) in lieu of his or her annual cash retainer, meeting attendance fees and committee attendance fees. Additionally, in order to accommodate the additional options to be granted, the Proposed Amendment increases the number of shares subject to options under the 1992 Stock Option Plan from 600,000 to 1,000,000.

       The primary purpose of the Proposed Amendment is to preserve the Company's cash resources by providing the nonemployee directors and the Company's current Chief Executive Officer with their compensation for serving on the Company's Board in the form of options at fair market value instead of cash fees. If the Proposed Amendment had been in place in fiscal 1995, Board members would have been granted options to purchase an aggregate of 180,000 shares of Common Stock and the Company would have saved a total of $241,250 in director retainer and meeting fees. The Company also believes that the amendment furthers the original goals of the 1992 Stock Option Plan to (1) attract and retain qualified individuals to serve on the Company's Board, and (2) provide incentive and reward opportunities to the nonemployee directors and Chief Executive Officer to encourage them to enhance the profitable growth of the Company. The Proposed Amendment, once approved, will operate automatically and without any discretion on the part of the Board of Directors or any members thereof until its expiration on November 30, 1999. Additionally, as described below, the amendment includes a feature by which the compensation of nonemployee directors and the Chief Executive Officer will revert back to cash at an annual rate of $24,000 per director for any fiscal year in which, during the prior fiscal year, the Company reported earnings applicable to Common Stock of at
least $1,000,000.   Consequently, directors will not be paid in cash for their services as Board members unless the Company meets the earnings target, and even in years in which they are paid cash, such fees will be paid at an established rate on a lump sum basis and will not be calculated based on attendance at meetings.

       As of April 29, 1996, 320,000 of 400,000 authorized shares remain available under the 1992 Stock Option Plan. If the Proposed Amendment is approved it will become effective immediately and options to purchase 180,000 shares will be granted on June 11, 1996 to optionees as compensation for their service on the Board and its committees during fiscal 1996. The Proposed Amendment will increase the authorized number of shares which may be granted under the Plan to 1,000,000, and thus a total of 740,000 shares will be available for grant following the fiscal 1996 grant. Thereafter grants will be made on the first day of each fiscal year through the remaining term of the plan.

       The principal provisions of the 1992 Stock Option Plan, in its current form and as proposed to be amended, are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by the terms of the 1992 Stock Option Plan, including the Proposed Amendment, the entire text of which is attached as Appendix A and incorporated by reference. All defined terms used below have the meaning set forth in the 1992 Stock Option Plan, unless otherwise indicated.

DESCRIPTION OF THE 1992 STOCK OPTION PLAN AND PROPOSED AMENDMENT

       Administration.  The 1992 Stock Option Plan is administered by the Board.
       --------------
Since the plan provides only for fixed "formula awards," the Board does not have the authority or discretion to vary the provisions of the 1992 Stock Option Plan with respect to who may receive awards under the 1992 Stock Option Plan (other than as a consequence of exercising its power to nominate individuals for election to the Board and/or appoint individuals to fill vacancies on the Board and/or authorize the payment of a salary to the Chief Executive Officer) or the price, timing or quantity of such awards. The Board, however, is authorized to construe and interpret the terms of the plan and establish and amend rules for the administration of the plan consistent with its purpose.

       The annual stock option grants called for under the Proposed Amendment will also be "formula awards" and the Board will not have the authority or discretion to vary either who receives the options or how many they receive.

       Term and Shares Available.   The 1992 Stock Option Plan in its current
       -------------------------
form is scheduled to terminate in the year 2002 and a maximum of 400,000 shares are available for grant. The Proposed Amendment will shorten the duration of the 1992 Stock Option Plan to November 30, 1999, and no options may be granted under the plan after that date. Further, the Proposed Amendment will increase the maximum number of shares available under the plan to 1,000,000 shares of Common Stock, which number is subject to adjustment in the event of a Change in Capitalization (as defined in the 1992 Stock Option Plan). As of April 29, 1996, 320,000 shares remain available under the 1992 Stock Option Plan.

       Awards.  The 1992 Stock Option Plan currently provides that upon election
       ------
or appointment to the Board, each "Eligible Nonemployee Director" will receive a one-time grant of an option to purchase 20,000 shares of Common Stock at a price equal to the Fair Market Value (as defined in the 1992 Stock Option Plan) of those shares on the date the option is granted (the "New Member Grant"). For purposes of the 1992 Stock Option Plan, an Eligible Nonemployee Director is a director of the Company who is elected to the Board by a vote of the holders of the Company's Common Stock or appointed by the Board to fill a vacancy created by the termination of the directorship (for any reason) of any director who had previously been elected by the holders of the Company's Common Stock; provided that such new director is not an employee of or consultant to the Company at the time of election or appointment. Under the Proposed Amendment, the definition of "Eligible Nonemployee Director" will be revised to reflect the fact that, following the completion of the Share Exchange Transaction described herein (see "Certain Relationships and Related Transactions -- Exchange of Series A Preferred Stock for Series B Preferred Stock") the outstanding shares of Common Stock and Series B Preferred Stock vote together as a class on the election of directors and on all other matters. As a result, all new directors will be eligible for such grants.

       The Proposed Amendment also specifies that each Eligible Nonemployee Director and each Eligible Executive Officer will receive, in lieu of his or her annual cash retainer, Board meeting attendance fees and committee meeting attendance fees, an annual grant of an option to purchase the lesser of (1) 20,000 shares of Common Stock and (2) a number of shares of Common Stock equal to 80,000 divided by the Fair Market Value of those shares on the business day immediately preceding the Annual Grant Date (as defined in the 1992 Stock Option
Plan) (the "Annual Grant"); provided, however, that in the event the Company's earnings applicable to Common Stock is at least $1,000,000 in any Fiscal Year, as reported on the Company's audited year end financial statements, no Annual Grant will be made in respect of the immediately following Fiscal Year. Board members will continue to be reimbursed for expenses under the Company's current policies. In the event that no Annual Grant is made under the 1992 Stock Option Plan in respect of a Fiscal Year, the

Board will pay to each Eligible Nonemployee Director and each Eligible Executive Officer an annual cash retainer in respect of such Fiscal Year equal to $24,000 (or such other amount as the Board may establish in its discretion), payable in equal monthly installments. As a result of the foregoing conditions, directors will never receive options to purchase more than 20,000 shares under the plan, and will receive fewer to the extent that the stock price is greater than $4.00. Further, the director fees will revert to cash in any year for which in the prior year the Company's earnings (after dividends to Preferred Stock) were at least $1,000,000.

       Terms and Conditions of Awards.  Under the 1992 Stock Option Plan in its
       ------------------------------
current form, New Member Grant options become exercisable with respect to 5,000 shares immediately upon grant and become exercisable with respect to an additional 5,000 shares on the dates following each of the first, second and third anniversaries of the grant date, provided that the optionee remains a director of the Company on such dates. This vesting schedule will not change for New Member Grants under the Proposed Amendment. The proposed Annual Grant options will be exercisable immediately.

       Notwithstanding the foregoing vesting schedules, the plan currently provides that in the event of a merger of the Company with another company or a dissolution or liquidation of the Company, all options outstanding under the 1992 Stock Option Plan, whether vested or non-vested, will be canceled in return for a payment to the optionee of the same consideration as that which is received by the holders of Common Stock as a result of the merger, dissolution or liquidation, as the case may be, reduced by the exercise price payable with respect to the option. This provision will not change under the Proposed Amendment.

       Under the existing plan, the New Member Grant options are exercisable for a maximum period of ten (10) years from the grant date, but terminate earlier if the optionee's service as a director of the Company terminates. If the optionee's service as a director terminates for Cause (as defined in the 1992 Stock Option Plan), his or her options terminate immediately. If the optionee's service as a director terminates for other reasons, however, the optionee is given a period of time to exercise his or her vested options or vested portions thereof. The period of time ranges from three to twelve months depending on the circumstances of the optionee's termination of service. Options under the 1992 Stock Option Plan are not transferable other than by the laws of descent and distribution. The exercise of options granted under the 1992 Stock Option Plan and the sale of any shares received upon exercise of such options are subject to compliance with the Company's Insider Trading Policy Statement. Upon the exercise of an option, the purchase price must be paid in full by any one or a combination of the following methods: (i) cash or (ii) transfer of shares of Common Stock. These provisions will not change under the Proposed Amendment and generally will apply in the same manner to the Annual Grant options.

       Termination and Amendment.  Under the existing plan, the Board is
       -------------------------
authorized to amend, modify, suspend or terminate the 1992 Stock Option Plan at any time, provided that (i) no such change or termination shall impair or adversely alter any options or rights already granted under the plan; (ii) no such amendment shall materially increase the benefits or the number of shares authorized under the plan or materially modify the award eligibility requirements, unless shareholder approval is first obtained, and (iii) the terms of the plan governing the number, price, timing and circumstance of grant of awards may not be amended more often than once every six months, except to comply with changes in the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act of 1974, as amended. These termination and amendment provisions will not change under the Proposed Amendment.

       Closing Price.  On April 29, 1996, the closing price of the Common Stock
       -------------
as reported on the New York Stock Exchange was $2.75 per share.

FEDERAL TAX IMPLICATIONS

       Optionees will not recognize taxable income upon receiving stock options pursuant to the 1992 Stock Option Plan. Upon exercising an option, the optionee will generally realize ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the exercise price paid for such shares. However, if an optionee exercises an option within six months of receiving the option and the optionee does not make an election under Section 83 of the Code, then the recognition of income (and the determination of the amount of income) is deferred until the date which is six months after the date the option was received by the optionee.

       The Company is entitled to a federal income tax deduction, subject to the limitation under Section 162(m) of the Code, equal to the amount of ordinary income realized by any optionee from the exercise of an option granted under the 1992 Stock Option Plan, provided that such amount constitutes an ordinary and necessary business expense of the Company and such amount is reasonable.
Section 162(m) generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year. The Company has not adopted a policy with respect to qualifying compensation paid to its executive officers for deductibility under
Section 162(m) as it does not believe such a policy will be necessary for fiscal 1996 based on the fact that none of its executive officers is expected to receive compensation in excess of $1 million during fiscal 1996.

       If an optionee exercises an option by delivering previously held shares in payment of the exercise price, the optionee does not recognize gain or loss on the exchange of the delivered shares, even if their then fair market value is different from the optionee's tax basis in the shares. The optionee, however, will still recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired upon exercise over the fair market value of all consideration (shares and/or cash) tendered by the optionee as the option exercise payment. The Company generally is entitled to a deduction, in the same way that it would be if the optionee had paid the exercise price in cash.

       Under certain circumstances, the cancellation and payout of options granted under the 1992 Stock Option Plan upon a merger (as described above) might result in all or a portion of the consideration received by the optionee being deemed an "excess parachute payment" for purposes of Section 280G of the Code. To the extent it is so considered, the optionee may be subject to a 20% excise tax and the Company may be denied an income tax deduction.

NEW PLAN BENEFITS

       Under the terms of the existing 1992 Stock Option Plan, and the plan as proposed to be amended, the Board has no authority to determine when and to whom options will be granted. New Member Grant options are issued to all new directors, and the determination of whether Annual Grant options will be granted is made objectively based on the Company's earnings applicable to Common Stock
for the prior fiscal year.   Further, the number of Annual Grant options to be
issued, if at all, in any given year is determined by a formula linked to the Fair Market Value of the Company's Common Stock. The Company, therefore, cannot determine the benefits that will be granted under the 1992 Stock Option Plan in any future period.

       The following table sets forth the number of shares subject to options that would have been granted during fiscal 1995, assuming that the 1992 Stock Option Plan, as amended, had been in effect during fiscal 1995, to (i) the Chief Executive Officer of the Company and the five other most highly compensated executive officers of the Company for the fiscal year ended November 30, 1995, including a former executive officer who left the Company in fiscal 1995 (collectively, the "Named Executive Officers"), (ii) each nominee for election as a director, (iii) the executive officers as a group, (iv) nonemployee directors as a group, and (v) all employees excluding executive officers. Under the Proposed Amendment, only nonemployee directors and the Chief Executive Officer of the Company (provided he is a director and is not paid a salary by the Company) are eligible to receive the Annual Grants. The amounts shown below are not necessarily indicative of the amounts which may be granted in future periods under the 1992 Stock Option Plan.

                               NEW PLAN BENEFITS

                                                   1992 STOCK OPTION PLAN
                                                   ------------------------
NAME AND POSITION                                      NUMBER OF UNITS
- -----------------                                      ---------------
                                                           (SHARES)
                                                           --------
Stanley P. Gold
  Chairman of the Board and Chief
  Executive Officer.................................         20,000
William L. Benford
  President and Chief Operating
  Officer...........................................              0
David F. Gatto
  Executive Vice President-Sales,
  Merchandising and Operations......................              0
Thomas F. Larkins
  Sr. Vice President and Chief
  Administrative Officer............................              0
Tracey C. Doi
  Vice President and Controller.....................              0
Christopher M. Walsh
  Former Senior Vice President,
  Operations........................................              0

Directors:
William L. Benford..................................              0
Walter C. Bladstrom.................................         20,000
Allan E. Dalshaug...................................         20,000
Willie D. Davis.....................................         20,000
Stanley P. Gold.....................................         20,000
Stephen A. Koffler..................................         20,000
Ann E. Meyers.......................................         20,000
Clifford A. Miller..................................         20,000
Robert G. Moskowitz.................................         20,000
Vappalak A. Ravindran...............................         20,000
Executive Officers as a Group.......................         20,000
Nonemployee Directors as a Group....................        160,000
All Employees Excluding Executive...................              0
 Officers

SHAREHOLDER APPROVAL

       The Amended and Restated 1992 Stock Option Plan requires approval by the affirmative vote of a majority of the issued and outstanding shares of Common Stock and Series B Preferred Stock represented and voting together as a single class at the 1996 Annual Meeting. If the 1992 Stock Option Plan is approved by shareholders at the 1996 Annual Meeting, options to purchase approximately 20,000 shares of Common Stock will be granted immediately thereunder to each of the Eligible Nonemployee Directors and Eligible Executive Officers, provided that, where applicable, each is elected by shareholders to serve as a director. The complete text of the Amended and Restated 1992 Stock Option Plan is set forth in Appendix A, and the foregoing description of the plan is qualified in its entirety by reference to the plan text.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED L.A. GEAR, INC. 1992 STOCK OPTION PLAN FOR ELIGIBLE NONEMPLOYEE DIRECTORS AND ELIGIBLE EXECUTIVE OFFICERS.

       RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

       The Board has selected the accounting firm of Price Waterhouse to audit the Company's financial statements for, and otherwise act as the Company's independent accountants with respect to, the fiscal year ending November 30, 1996. Price Waterhouse acted as independent accountants for the Company in respect of its fiscal year ended November 30, 1995. In accordance with the Board's resolution, its selection of Price Waterhouse as the Company's independent accountants for the current fiscal year is being presented to shareholders for ratification at the Meeting. The Company knows of no direct or material indirect financial interest of Price Waterhouse in the Company or any connection of that firm with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee.

       Members of Price Waterhouse will be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

       THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE
                                                   ---
APPOINTMENT OF PRICE WATERHOUSE AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding the shares of Common Stock beneficially owned as of April 29, 1996 by each person or entity who, insofar as the Company has been able to ascertain, beneficially owned more than 5% of the Company's Common Stock as of such date. The table also reflects the ownership of the issued and outstanding shares of Series B Preferred Stock. Unless otherwise indicated, the address for all natural persons listed in the table below is 4444 Lakeside Drive, Burbank, California 91505.

                                                        Amount and
    Title         Name and Address                      Nature of                           Percent
    of Class      of Beneficial Owners              Beneficial Ownership (1)                of Class
   ---------     ---------------------             ------------------------                 --------

   Common        Trefoil Capital Investors, L.P.         17,413,568(2)                       44.25%
                 c/o Trefoil Investors, Inc.
                 4444 Lakeside Drive
                 Burbank, CA  91510

                 Roy E. Disney                           17,413,568(3)                       44.25%

                 Patricia A. Disney                      17,413,568(3)                       44.25%

                 Stanley P. Gold                         18,303,568(4)                       45.62%

   Common        Pentland Ventures Ltd.                   1,244,445                           5.43%
                 c/o Pentland Group plc.
                 The Pentland Centre
                 Lakeside, Squires Lane
                 Finchley N3 2QL
                 England

                 Robert Stephen Rubin                     1,244,445(5)                        5.43%
                 c/o Pentland Group plc.
                 The Pentland Centre
                 Lakeside, Squires Lane
                 Finchley N3 2QL
                 England

   Preferred     Trefoil Capital Investors, L.P.          1,107,902                         100.00%
                 c/o Trefoil Investors, Inc.
                 4444 Lakeside Drive
                 Burbank, CA  91510

                 Roy E. Disney                            1,107,902(6)                      100.00%

                 Patricia A. Disney                       1,107,902(6)                      100.00%

                 Stanley P. Gold                          1,107,902(6)                      100.00%

(1) Unless otherwise indicated, each named entity has sole voting and investment power over the shares beneficially owned by it.

(2) These shares include 16,413,568 shares representing the shares of the Company's Common Stock issuable upon conversion of the shares of Series B Preferred Stock owned by Trefoil.

(3) These shares are owned by Trefoil, the General Partner of which is TII, and include 16,413,568 shares representing the shares of the Company's Common Stock issuable upon conversion of the shares of Series B Preferred Stock owned by Trefoil. Roy E. Disney, Patricia A. Disney and Stanley P. Gold collectively control more than 50% of the voting stock of TII.

(4) Includes (i) 750,000 shares which Mr. Gold has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the 1993 Stock Incentive Plan, and 20,000 shares which Mr. Gold has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan and (ii) the shares owned by Trefoil, the General Partner of which is TII, including 16,413,568 shares representing the shares of the Company's Common Stock issuable upon conversion of the shares of Series B Preferred Stock owned by Trefoil. Roy E. Disney, Patricia A. Disney and Stanley P. Gold collectively control more that 50% of the voting stock of TII.

(5) These shares are owned by Pentland Ventures Ltd., all of the outstanding stock of which, based on a 13D filed by Pentland Ventures, Ltd. on April 28, 1992, is owned by Pentland Group plc. The 1992 13D also disclosed that Mr. Rubin owned 56.49% of the outstanding shares of Pentland Group plc., and therefore Mr. Rubin may be deemed to be a beneficial owner of Pentland Ventures Ltd.

(6) These shares are owned by Trefoil, the General Partner of which is TII. Roy E. Disney, Patricia A. Disney and Stanley P. Gold collectively control more than 50% of the voting stock of TII.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS

       The following table sets forth certain information regarding the shares of Common Stock beneficially owned by the Named Executive Officers and all current directors and executive officers of the Company as a group (15 persons). This information has been provided by each of the directors and executive officers as of April 29, 1996 at the request of the Company, and includes the number of shares which such persons have the right to acquire within 60 days of such date by the exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan (the "1986 Stock Option Plan"), 1992 Stock Option Plan for Eligible Nonemployee Directors (the "1992 Stock Option Plan"), and 1993 Stock Incentive Plan (the "1993 Stock Incentive Plan"). No shares of the Company's outstanding Series B Preferred Stock are held by such individuals.

                                                         Amount and
                                                          Nature of             Percent
Name                                              Beneficial Ownership (1)    of Class (2)
- ----                                              -------------------------   ------------

Directors:
William L. Benford.............................                 251,084 (3)          1.08%
Walter C. Bladstrom............................                  25,000 (4)          *
Allan E. Dalshaug..............................                  25,000 (5)          *
Willie D. Davis................................                  25,000 (6)          *
Stanley P. Gold................................                 890,000 (7)          3.75%
Stephen A. Koffler.............................                  45,000 (5)
Ann E. Meyers..................................                  26,000 (8)          *
Clifford A. Miller.............................                  35,000 (9)          *
Robert G. Moskowitz............................                  20,000 (5)          *
Vappalak A. Ravindran..........................                  29,000 (10)         *

Named Executive Officers**
David F. Gatto.................................                 144,739 (11)         *
Thomas F. Larkins..............................                  39,743 (12)         *
Tracey C. Doi..................................                  27,923 (13)         *
Christopher M. Walsh...........................                       0 (14)         *
All current directors and executive officers
   as a group (15 persons).....................               1,615,706 (15)         6.62%
- --------------

*      Less than 1%.
**     Messrs. Gold and Benford are also Named Executive Officers.

(1) All shares held are Common Stock. Unless otherwise indicated, each named individual has sole voting and investment power over the shares beneficially owned by him or her.

(2) Shares which the person (or group) has the right to acquire within 60 days after April 29, 1996 are deemed to be outstanding in calculating the percentage ownership of the person (or group), but are not deemed to be outstanding as to any other person (or group).

(3) Includes 177,317 shares which Mr. Benford has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the 1993 Stock Incentive Plan, and 70,000 shares which Mr. Benford has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan.

(4) Consists of 20,000 shares which Mr. Bladstrom has the right to acquire within 60 days after April 29, 1996 by exercise of stock options pursuant to the 1992 Stock Option and 5,000 shares which Mr. Bladstrom has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan.

(5) Consists of shares which the individual has the right to acquire within 60 days after April 29, 1996 by the exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan.

(6) Consists of 20,000 shares which Mr. Davis has the right to acquire within 60 days after April 29, 1996 by exercise of stock options pursuant to the 1992 Stock Option Plan and 5,000 shares which Mr. Davis has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan.

(7) Includes 750,000 shares which Mr. Gold has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the 1993 Stock Incentive Plan, and 20,000 shares which Mr. Gold has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan.

(8) Includes 20,000 shares which Ms. Meyers has the right to acquire within 60 days after April 29, 1996 by the exercise of stock options vested pursuant to the Company's 1992 Stock Option Plan and 5,000 shares which Ms. Meyers has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan.

(9) Includes 20,000 shares which Mr. Miller has the right to acquire within 60 days after April 29, 1996 by the exercise of stock options vested pursuant to the Company's 1992 Stock Option Plan and 5,000 shares which Mr. Miller has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan.

(10) Includes 25,000 shares which Mr. Ravindran has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the 1986 Stock Option Plan.

(11) Includes 71,486 shares which Mr. Gatto has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the 1993 Stock Incentive Plan, and 70,000 shares which Mr. Gatto has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the 1986 Stock Option Plan.

(12) Consists of 9,743 shares which Mr. Larkins has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the 1993 Stock Incentive Plan, and 30,000 shares which Mr. Larkins has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan.

(13) Includes 19,176 shares which Ms. Doi has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the 1993 Stock Incentive Plan, and 5,000 shares which Ms. Doi has the right to acquire within 60 days after April 29, 1996 by exercise of stock options vested pursuant to the 1986 Stock Option Plan.

(14) Mr. Walsh left the Company in 1995. All his options expired on or prior to January 6, 1996.

(15) Includes 1,466,001 shares which the members of the group have the right to acquire within 60 days after April 29, 1996 by the exercise of stock options vested pursuant to the Company's 1986 Stock Option Plan, 1992 Stock Option Plan and 1993 Stock Incentive Plan.

       Relying solely on (i) its review of Forms 3, 4 and 5 (and any amendments thereto) furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") by individuals who served as an executive officer or director of the Company, and persons who beneficially owned more than ten percent of a registered class of stock of the Company, during fiscal 1995, and (ii) written representations of the officers and directors of the Company, the Company believes that all of such Forms required to be filed by the foregoing reporting persons were filed on a timely basis in fiscal 1995, with the following exceptions: (1) the Form 3 required to be filed by James Moodhe upon becoming an executive officer of the Company was inadvertently filed more than ten days following his appointment to such position; and (2) in connection with the acquisition of the Series A Preferred Stock by Trefoil and subsequent acquisitions of Common Stock, TII, as general partner of Trefoil, executed and filed Forms 3, 4 and 5 for Trefoil. However, as a result of a change in law, separate filings by TII may have been required even though TII does not have a sufficient pecuniary interest in the capital stock of the Company to be deemed a holder of 10% or more of the Company. In connection with the acquisition of the Series B Preferred Stock by Trefoil, TII filed Forms 3 and 4 dated May 1, 1996.


                      MEETINGS AND COMMITTEES OF THE BOARD

       The Board has various standing committees, including an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee.

       The Executive Committee is comprised of Mr. Gold, who chairs the committee, and Mr. Moskowitz. The Executive Committee may exercise, with certain exceptions, all of the authority of the Board in the management of the business and affairs of the Company. The Executive Committee is intended to serve in the event that action must be taken by the Board at a time when convening a meeting of the entire Board is not feasible.

       The Audit Committee is chaired by Mr. Dalshaug, and its members are Messrs. Koffler and Miller. The primary purposes of the Audit Committee are (i) to review the scope of the audit to be performed, (ii) to meet with the Company's independent accountants to review the results of the audit, (iii) to review with the Company's independent accountants the Company's internal accounting procedures and control, and (iv) to make recommendations regarding the selection of the Company's independent accountants.

       The Compensation Committee is chaired by Mr. Koffler, and its members are Messrs. Bladstrom, Dalshaug and Davis. The primary purpose of the Compensation Committee is to review the recommendations of the Chief Executive Officer and the President as to appropriate compensation for the Company's principal executive officers and certain other highly paid members of senior management and to make recommendations regarding compensation of such executive officers and members of senior management to the Board.

       The Nominating Committee is chaired by Mr. Miller, and its members are Messrs. Bladstrom and Ravindran and Ms. Meyers. The procedures for nominating directors, other than by the Board itself, are set forth in the Bylaws of the Company and in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement. The Nominating Committee will consider any nominees recommended by shareholders in accordance with Section 2.11(b) of the Company's Bylaws which is set forth in full in the Notice of Annual Meeting of Shareholders. Such nominations should be delivered to Mr. Miller in care of the Company.

       The Stock Option Committee is comprised of Mr. Gold, who chairs the Committee, and Mr. Moskowitz. The primary purposes of the Stock Option Committee are to (i) determine individuals to whom stock options will be granted under the Company's 1986 Stock Option Plan and the terms on which such options will be granted, (ii) determine individuals to whom options, stock appreciation rights, restricted stock, performance units and performance shares (collectively, "Awards") will be granted under the 1993 Stock Incentive Plan and the terms and conditions on which such Awards will be made and (iii) make periodic reports to the Board as to the status of the Company's 1986 Stock Option Plan and 1993 Stock Incentive Plan.

       During the fiscal year ended November 30, 1995, the Board held seven meetings, the Audit Committee held three meetings, the Compensation Committee held two meetings, the Nominating Committee held one meeting, and the Stock Option Committee held two meetings. Each person who was a director of the Company during the fiscal year ended November 30, 1995 attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during the period in which he or she was a director and (ii) the total number of meetings held by all committees of the Board on which he or she served during such year.


                       EXECUTIVE OFFICERS OF THE COMPANY

       Set forth below is certain information regarding each of the current
executive officers of the Company.    Officers are appointed by and serve at the
discretion of the Board.

Name                                  Age   Position
- ----                                  ---   --------

Stanley P. Gold                        53   Chairman of the Board and Chief
                                            Executive Officer

William L. Benford                     53   President and Chief Operating Officer

David F. Gatto                         34   Executive Vice President - Sales, Merchandising and Operations

Thomas F. Larkins                      34   Senior Vice President, Chief
                                            Administrative Officer, General
                                            Counsel and Secretary

James V. Moodhe                        48   Senior Vice President- Marketing,
                                            Design and Development

Tracey C. Doi                          35   Vice President and Controller

Victor J. Trippetti, Jr.               48   Vice President and Treasurer

       Stanley P. Gold was appointed Chairman of the Board and Chief Executive Officer of the Company in January 1992. Mr. Gold has served since 1987 as President, Chief Executive Officer and a director of Shamrock, a holding company engaged primarily in real estate development and the making of investments. Since January 1, 1990, Mr. Gold has also served as President and Managing Director of TII, the general partner of Trefoil, as well as President and Managing Director of Shamrock Capital Advisors, Inc. ("SCA"), a company which provides management and consulting services, including services to Trefoil and companies in which Trefoil invests. Mr. Gold is also a director of The Walt Disney Company, an international company engaged in family entertainment, and Koor Industries Limited ("Koor Industries"), Israel's largest industrial group engaged primarily in telecommunications equipment, agricultural chemicals, building materials, energy and food.

       William L. Benford was appointed President and Chief Operating Officer in June 1994, and prior to that served as Executive Vice President and Chief Financial Officer from January 1993 to June 1994. He joined the Company in September 1991 as Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Benford served as a Vice President of Shamrock Holdings of California, Inc. from January 1991 to September 1991. From September 1985 to December 1990, he was Senior Vice President, Chief Financial Officer and Treasurer of Central Soya Company, Inc., an international agri-business operation. Mr. Benford has also served as Vice President and Treasurer of Dekalb Agresearch, Inc. from 1981 to 1984 and Vice President and Assistant Treasurer of The Firestone Tire & Rubber Company in Akron Ohio from 1978 to 1981.

       David F. Gatto was appointed Executive Vice President - Sales, Merchandising and Operations in September 1995. He joined the Company in September 1991 as Senior Vice President - Strategic Planning, and served as Senior Vice President - International from January 1993 to September 1995. Prior to joining the Company, he was a Manager of the L/E/K Partnership, a Boston-based management consulting firm, since July 1988.

       Thomas F. Larkins was appointed Chief Administrative Officer of the Company in September 1995. He has served as Senior Vice President, General Counsel and Secretary since February 1994. Prior to joining the Company, he was associated with the law firm of Fried, Frank, Harris, Shriver & Jacobson from June 1989 to January 1994.

       James V. Moodhe was appointed Senior Vice President - Marketing, Design and Development in September 1995. From May 1995 to September 1995 he served as a consultant to the Company. From May 1991 to July 1992, he was the President of Guess Athletic, a new athletic shoe division of Guess? Inc. From July 1992 to April 1995, he was the President of Pan Pacific Designs, Inc., the exclusive licensee of the Guess Athletic brand. From October 1988 to May 1991, Mr. Moodhe was with K-Swiss Inc., an athletic shoe company, serving in the capacities of Vice President of Sales, Domestic and Vice President of Sales, International. Prior to that, he was a founding member of the management of Nike Inc.

       Tracey C. Doi was appointed Vice President and Controller of the Company in January 1994. She joined the Company in April 1990 as General Accounting Manager, and served as Assistant Controller from July 1990 to December 1993. Prior to that, Ms. Doi was Director of Financial Reporting of Management Company Entertainment Group, Inc., a diversified, international entertainment company, from July 1988 to April 1990.

       Victor J. Trippetti, Jr. was appointed Vice President and Treasurer of the Company in January 1994. He joined the Company as Manager - Budgets in October 1989, served as Director - Financial Planning from April 1990 to June 1992 and has served as Treasurer from July 1992. Prior to that, Mr. Trippetti was Director -Financial Planning of Host Marriott Corporation, an international hospitality corporation, from June 1986 to October 1989.

                             EXECUTIVE COMPENSATION

       Summary Compensation Table.  The following table sets forth the
       --------------------------
compensation (cash and non-cash, plan and non-plan) paid to the Named Executive Officers for services rendered in all capacities to the Company during the three fiscal years ended November 30, 1995, 1994 and 1993.



                          SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                   ANNUAL                                    ---------------------------------
                                COMPENSATION                                 AWARDS                    PAYOUTS
                                ------------                                 ------                    -------
                                                             OTHER ANNUAL   RESTRICTED   SECURITIES                   ALL OTHER
NAME AND PRINCIPAL          FISCAL                           COMPENSATION    STOCK       UNDERLYING      LTIP       COMPENSATION
     POSITION                YEAR     SALARY($)  BONUS($)      ($) (2)       AWARDS($)   OPTIONS(#)    PAYOUTS($)       ($)
- ----------------            -------   -------    ------      ------------    ---------   ----------   ------------    ---------
Stanley P. Gold              1995     23,250 (1)    0                0            0              0            0            0
Chairman of the Board        1994     21,000 (1)    0                0            0              0            0            0
and Chief Executive          1993     25,750 (1)    0                0            0        750,000            0            0
Officer

William L. Benford           1995    500,000        0                0            0         28,199            0        4,500(4)
President and Chief          1994    401,058        0                0            0        319,118            0        4,620(4)
Operating Officer            1993    325,000        0                0            0              0            0        4,497(4)

David F. Gatto               1995    279,863        0                0            0         45,310            0        4,500(4)
Executive Vice President-    1994    275,000        0                0            0         76,176            0        4,992(4)
Sales, Merchandising         1993    275,000        0                0            0              0            0        4,125(4)
and Operations

Thomas F. Larkins            1995    213,231        0                0            0         59,743            0            0
Sr. Vice President and       1994    169,231        0                0            0         30,000            0            0
Chief Administrative         1993          0        0                0            0              0            0            0
Officer

Tracey C. Doi                1995    141,981        0                0            0         27,981            0        4,085(4)
Vice President and           1994    130,110        0                0            0         14,029            0        3,903(4)
Controller                   1993    102,306        0                0            0              0            0        3,000(4)

Christopher M. Walsh         1995    214,628   15,000                0            0         12,248            0            0
Former Senior Vice           1994    220,000        0                0            0         72,941            0            0
President-Operations         1993    220,000        0            2,447(3)         0              0            0            0

(1)    In fiscal 1995, 1994 and 1993, Mr. Gold earned $23,250, $21,000 and
       $25,750 respectively, for his service as a director of the Company. The fees paid to Mr. Gold for his service as a director are the customary fees paid to nonemployee directors for those fiscal years. See "Director Compensation".

(2) Perquisites and other personal benefits paid to each Named Executive Officer (other than Mr. Walsh, as disclosed under "Other Annual Compensation") in each instance aggregated less than the lesser of $50,000 and ten percent (10%) of the total of annual salary and bonus reported for such Named Executive Officer under "Salary" and "Bonus". Accordingly, such information is omitted from the Summary Compensation Table as permitted by the rules and regulations of the Securities and Exchange Commission.

(3) These amounts were reimbursed by the Company during fiscal 1993 for the payment of taxes.

(4) Each of Mr. Benford, Mr. Gatto and Ms. Doi deferred a portion of his or her annual salary pursuant to the 401(k) portion of the Company's Employee Stock Savings Plan. The amount shown for fiscal 1995 represents a contribution, valued at $4,500, $4,500 and $4,085, respectively, for Mr. Benford, Mr. Gatto, and Ms. Doi made by the Company pursuant to the employee stock ownership plan portion of its Employee Stock Savings Plan. The Matching Contribution is held in shares of the Company's Common Stock. Messrs. Benford and Gatto will be fully vested under the Employee Stock Savings Plan on November 30, 1996 and Ms. Doi is currently fully vested under the Employee Stock Savings Plan.

       Stock Options Granted in Fiscal 1995.  The following table sets forth
       ------------------------------------
information concerning individual grants of stock options made by the Company during the fiscal year ended November 30, 1995 to each of the Named Executive Officers. The Company did not grant any stock appreciation rights during fiscal 1995.

                                 OPTION GRANTS
                  IN THE FISCAL YEAR ENDED NOVEMBER 30, 1995

                                                                                    POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                    ANNUAL RATES OF STOCK
                                                                                     PRICE APPRECIATION
                                        INDIVIDUAL GRANTS                             FOR OPTION TERM (9)
                             ----------------------------------------              -----------------------

                            NUMBER OF         % OF TOTAL
                            SECURITIES      OPTIONS/SAR'S     EXERCISE
                            UNDERLYING        GRANTED TO       OR BASE
                          OPTIONS/SAR'S      EMPLOYEES IN       PRICE      EXPIRATION
   NAME                      GRANTED (#)      FISCAL YEAR(6)  ($/SHARE)       DATE      5%($)    10%($)
   ----                   --------------      -------------   --------     ----------   ------    --------
Stanley P. Gold                       0                0             0           N/A        0           0

William L. Benford            28,199 (1)            5.76%     $5.18 (7)     12/13/04   77,688     210,111

David F. Gatto                15,310 (1)            3.13%     $5.18 (7)     12/13/04   42,179     114,075
                              30,000 (2)            6.13%     $2.66 (7)     09/12/05   54,600     134,250
Thomas F. Larkins             30,000 (3)            6.13%     $4.75 (8)     12/13/04   95,550     236,430
                               9,743 (1)            1.99%     $5.18 (7)     12/13/04   26,842      72,595
                              20,000 (2)            4.09%     $2.66 (7)     09/12/05   36,400      89,500

Tracey C. Doi                  9,500 (4)            1.94%     $5.18 (7)     12/13/04   26,173      70,785
                               5,481 (1)            1.12%     $5.18 (7)     12/13/04   15,100      40,839
                              13,000 (2)            2.66%     $2.66 (7)     09/12/05   23,660      58,175

Christopher M. Walsh          12,248 (5)            2.50%     $5.18 (7)     01/06/96   33,743      91,260

- ------------
(1) These options were granted pursuant to the Company's 1993 Stock Incentive Plan on December 13, 1994. The total number of options granted were exercisable on and after December 1, 1995.

(2) These options were granted pursuant to the Company's 1993 Stock Incentive Plan on September 12, 1995. One-third of the total number of options granted are exercisable on and after each of September 12, 1996, 1997 and 1998. Vesting may be accelerated in the event of a change in control (as defined in the Company's 1993 Stock Incentive Plan) of the Company.

(3) These options were granted pursuant to the Company's 1986 Stock Option Plan on December 13, 1994. One-third of the total number of options granted became exercisable on and after December 13, 1995 and an additional one-third of the options are exercisable on and after each of December 13, 1996 and 1997. Vesting may be accelerated in the event of a change in control (as defined in the Company's 1986 Stock Option Plan) of the Company.

(4) These options were granted pursuant to the Company's 1993 Stock Incentive Plan on December 13, 1994. One-third of the total number of options granted became exercisable on and after December 13, 1995 and an additional one-third of the options are exercisable on and after each of December 13, 1996 and December 13, 1997. Vesting may be accelerated in the event of a change in control (as defined in the Company's 1993 Stock Incentive Plan) of the Company.

(5) These options were granted pursuant to the Company's 1993 Stock Incentive Plan on December 13, 1994. These options expired on January 6, 1996.

(6) In fiscal 1995, the Company granted options to purchase an aggregate of 489,417 shares of Common Stock to employees.

(7) Exercise price is equal to the fair market value (determined by the average price, for each of the five consecutive trading days immediately preceding the grant date, of the last sales price of a share, regular way, on the New York Stock Exchange (NYSE) Composite Tape) of such stock on the date the options were granted. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(8) Exercise price is equal to the fair market value of the Company's common stock, based upon the last reported sales price, regular way, for the Corporation's common stock on the New York Stock Exchange at the close of business on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(9) Potential realizable value is based upon the per share fair market value of options on the date of grant and an annual appreciation of such fair market value through the expiration date of such option at the stated rate. These amounts represent assumed rates of appreciation only and may not necessarily be achieved. Actual gains, if any, are dependent on the future performance of the Common Stock, as well as upon the option holder's continued employment through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code of 1986, as amended, and any applicable state laws.

       Aggregated Option Exercises.  The following table sets forth information
       ---------------------------
(on an aggregated basis) concerning each exercise of stock options during the fiscal year ended November 30, 1995 by each of the Named Executive Officers and the fiscal year-end value of unexercised options. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with options.

                          AGGREGATED OPTION EXERCISES
                IN THE FISCAL YEAR ENDED NOVEMBER 30, 1995 AND
                         FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS/AT                     "IN-THE-MONEY"
                        SHARES                            FISCAL YEAR-END (#)                        OPTIONS AT
                       ACQUIRED ON          VALUE          EXERCISABLE ("E") /                     FISCAL YEAR-END ($)(1)
NAME                  EXERCISE (#)        REALIZED        UNEXERCISABLE ("U")                    EXERCISABLE/UNEXERCISABLE
- ----                  -------------      ---------      -------------------------                -------------------------

Stanley P. Gold             0                 0          770,000(E) / 0(U)                               $0 / $0

William L. Benford          0                 0          189,118(E) / 228,199(U)                         $0 / $0

David F. Gatto              0                 0          106,176(E) / 85,310(U)                          $0 / $0

Thomas F. Larkins           0                 0          10,000(E) / 79,743(U)                           $0 / $0

Tracey C. Doi               0                 0          12,029(E) / 34,981(U)                           $0 / $0

Christopher M. Walsh        0                 0               0(E) / 125,189(U)                          $0 / $0

- ------------

(1) Options are "in-the-money" at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The closing price of the Company's Common Stock on November 30, 1995 did not exceed the exercise price of the any of the reported options.

                             DIRECTOR COMPENSATION

       During fiscal 1995, the Company paid to Mr. Gold and each nonemployee director $1,250 per month, $1,000 for each Board meeting attended and $1,000 ($1,250 for the committee chairperson) for each committee meeting attended and reimbursed such person for all expenses incurred by him or her in his or her capacity as a director of the Company. In light of Mr. Gold not receiving any salary or other cash compensation for services rendered as an officer of the Company, the Board authorized the payment to Mr. Gold of directors' fees in the amount customarily paid to the Company's nonemployee directors. During fiscal 1995, Mr. Gold earned $23,250 in directors' fees. An aggregate of $241,250 was paid in director and meeting fees to all directors for fiscal 1995.

       If the proposal to amend the Company's 1992 Stock Option is approved by the shareholders, beginning in fiscal 1996 Mr. Gold and all nonemployee directors will receive options to purchase Common Stock in lieu of the cash fees traditionally paid to such directors (for years in which certain earnings targets are not met). See "Proposal to Amend the L.A. Gear, Inc. 1992 Stock Option Plan for Eligible Nonemployee Directors."

       Pursuant to a one-year management agreement, dated September 12, 1994, between the Company and SCA (the "Services Agreement"), SCA consulted with, and provided advice to, the officers and employees of the Company. The Services Agreement expired by its terms in September 1995. See "Certain Relationships and Related Transactions -- Services Agreement". Mr. Gold is a member of the Board of Directors of SCA and Mr. Moskowitz is an executive officer of SCA. Mr. Gold's services to the Company are provided in his capacity as Chairman of the Board and Chief Executive Officer and he is separately compensated for such services. The Company also (i) reimbursed SCA for all of its reasonable out-of-pocket costs and expenses (including, without limitation, the fees and disbursements of its counsel) incurred in connection with the performance of its services under the Services Agreement and (ii) paid customary directors' fees to the officers and directors of SCA serving as directors of the Company.

       Under the current form of the 1992 Stock Option Plan, each eligible nonemployee director automatically receives a one-time grant of an option to purchase 20,000 shares of Common Stock upon his or her (i) initial election to the Board or (ii) appointment by the Board to fill a vacancy left by the termination of the directorship (for any reason) of any director who had previously been elected to the Board by vote of the holders of shares of Common Stock of the Company. No options were granted under the 1992 Stock Option Plan in fiscal 1995. This feature of the 1992 Stock Option Plan will not change upon the amendment of such plan as described herein.

       Indemnification Agreements.  The Company has entered into indemnification
       --------------------------
agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify such persons against expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by such person in connection with legal proceedings in which the person was involved by reason of being a director or officer of the Company. The indemnification generally is available if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Such person is not indemnified in respect of matters as to which he or she has been adjudged liable to the Company unless a court determines that, under the circumstances, he or she is reasonably entitled to such indemnification.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

       Pursuant to an employment agreement, dated as of December 7, 1993 (as amended), William L. Benford serves as President and Chief Operating Officer of the Company. The agreement has a three-year term expiring on November 30, 1996. Under the agreement, Mr. Benford receives an annual base salary of $500,000 and is eligible to participate in the Company's management bonus plan based on excess return on capital (the "MIP"). No cash bonus was paid by the Company for the fiscal years ended November 30, 1993, 1994 and 1995.

       Pursuant to an employment agreement, dated as of December 7, 1993 (as amended), David F. Gatto serves as Executive Vice President - Sales, Merchandising and Operations of the Company. The agreement has a three-year term, expiring on November 30, 1996. Under the agreement, Mr. Gatto receives an annual base salary of $300,000 and is eligible to participate in the MIP. No cash bonus was paid by the Company for the fiscal years ended November 30, 1993, 1994 and 1995.

       Pursuant to an employment agreement, dated as of February 15, 1994, Thomas F. Larkins serves as Senior Vice President and Chief Administrative Officer of the Company. The agreement has a three-year term, expiring on February 28, 1997. Under the agreement, Mr. Larkins receives an annual base salary of $245,000 and is eligible to participate in the MIP. No cash bonus was paid by the Company for the fiscal years ended November 30, 1994 and 1995.

       Pursuant to an employment agreement, dated as of February 1, 1996, Tracey
C. Doi serves as Vice President and Controller of the Company. The agreement has a one year term, but will renew automatically from year to year unless the Company gives Ms. Doi notice of non-renewal at least six months prior to the end of its term. Under the agreement, Ms. Doi receives an annual base salary of not less than $150,000 during each year of her employment term and is eligible to participate in the MIP. No cash bonus was paid by the Company for the fiscal years ended November 30, 1993, 1994 and 1995.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

       The Compensation Committee of the Board consists of Stephen A. Koffler, Walter C. Bladstrom, Allan E. Dalshaug and Willie D. Davis. The Stock Option Committee consists of Stanley P. Gold and Robert G. Moskowitz.

       Mr. Gold, the Chief Executive Officer of the Company, is also a member of the Board of Directors of SCA, a company for which Mr. Moskowitz serves as an executive officer.

       Ann Meyers, a member of the Stock Option Committee until April 1995, served as a consultant for the Company in connection with the establishment of a woman's basketball promotion program pursuant to a consulting agreement effective as of November 1, 1993. She was compensated in the aggregate amount of $75,000 during fiscal 1995 for such services. Her consulting agreement expired in November 1995 and was not renewed.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                           ON EXECUTIVE COMPENSATION

GENERAL

       The Compensation Committee is currently comprised of Stephen A. Koffler (chair), Walter C. Bladstrom, Allan E. Dalshaug and Willie D. Davis, four non-employee directors. The primary duties of the Compensation Committee include
(i) reviewing the compensation levels of the Company's principal executive officers and certain other members of senior management, (ii) administering the Company's incentive bonus plans, (iii) consulting with and making recommendations to the Company's Stock Option Committee regarding the Company's overall stock option grant policy and/or awards to be granted under the Company's 1986 Stock Option Plan and 1993 Stock Incentive Plan and (iv) related matters. The Chairman of the Board and the President may jointly approve the employment of individuals (other than executive officers) with an annual base compensation between $150,000 and $250,000, provided they give prompt notice of such approval to the Compensation Committee. Decisions regarding annual compensation levels of $250,000 or greater (and the annual compensation levels of all executive officers) are subject to Compensation Committee approval.

       The Stock Option Committee consists of Stanley Gold (chair) and Robert
Moskowitz.   The primary duties of the Stock Option Committee are to (i)
determine individuals to whom stock options will be granted under the Company's 1986 Stock Option Plan and the terms on which such options will be granted, (ii) determine individuals to whom options, stock appreciation rights, restricted stock, performance units and performance shares (collectively, "Awards") will be granted under the 1993 Stock Incentive Plan and the terms and conditions on which such Awards will be made and (iii) make periodic reports to the Board as to the status of the Company's 1986 Stock Option Plan and 1993 Stock Incentive Plan.

       Section 162(m) of the Internal Revenue Code generally places restrictions on the deductibility of compensation paid to specified executive officers in excess of $1 million per year (on a per person basis), with certain exceptions. The Company has not adopted a policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) as it does not believe such a policy will be necessary for fiscal 1996 based on the fact that none of its executive officers is expected to receive compensation in excess of $1 million during fiscal 1996.

COMPENSATION PHILOSOPHY

The key objectives of the Company's executive compensation programs are to:

       .      Attract and retain qualified management.

       . Provide substantial incentives for management to maximize the value of the Company.

       . Limit the shareholder cost of management incentive compensation to a reasonable percentage of incremental shareholder value.

       In fiscal 1993, the Company retained an independent compensation consulting firm (the "Consultant") to assist the Compensation Committee in reviewing the Company's executive compensation programs for fiscal 1993 and in accomplishing any modifications of existing programs, or the establishment of new programs, which would better enable the Company to achieve the overall objectives of its executive compensation philosophy. The Company has continued the policies adopted based on the Consultant's report as the goals and objectives of its executive compensation program have remained the same.

       The Company's executive compensation program consists of three basic elements -- base salaries, cash and deferred incentive bonuses and stock options.

       Base Salaries. The Compensation Committee believes that the Company's
       -------------
base salaries for management employees reflect competitive salary levels for positions of similar responsibility, individual experience and the riskiness of the Company's total compensation program. The Consultant's report used the compensation levels of consumer products companies, apparel companies and footwear companies, adjusted for differences in company size and position responsibility, to determine competitive compensation levels (the "Compensation Peer Group"). Most of the companies in the Compensation Peer Group are in the S&P 500 and some are in the S&P Shoes Index, each of which indices has been used for purposes of comparison in the Stock Performance Graph at page 24. The Compensation Committee did not survey the Compensation Peer Group in connection with salary decisions in fiscal 1995.

       The Compensation Committee believes that its incentive bonus plan and fixed share stock option grant guidelines allow for substantially greater compensation risk than typical competitive bonus and stock option plans and that it is therefore appropriate to provide base salaries that exceed median competitive levels. In fiscal 1993, the level of base salaries paid by the Company to its management employees (other than Mr. Gold) was approximately 18% above the median level relative to the Compensation Peer Group. As part of its expense reduction efforts and in light of the loss experienced by the Company in 1995, the Company did not implement any across-the-board salary increases for management employees in fiscal 1995. In fact, the overall management payroll significantly decreased during fiscal 1995 as the number of Vice Presidents employed by the Company decreased by 39% (from 18 to 11) in line with the Company's efforts to streamline its organizational structure. Although the Compensation Committee believes that modest salary increases were made among the Compensation Peer Group, it continues to believe that the Company's salary levels for management employees remain above the median level among the Compensation Peer Group (although not to the same extent as fiscal 1993 and 1994), and that such position is necessary for the Company to continue to attract and retain qualified executives.

       Executive salaries are reviewed by the Compensation Committee on an annual basis and may be increased at that time. Salary increases, if any, are based primarily on the overall performance of the Company during the preceding fiscal year, as measured in terms of roughly equally-weighted criteria such as
(i) annual long-term sales and earnings growth, (ii) market share gains, (iii) progress toward achieving the Company's long-term objectives (principally a return to profitability on an annual basis) and (iv) return to shareholders.
The Compensation Committee also considers the individual performance of the executive, measured in terms of (i) the executive's business results (i.e.,
                                                                      ----
divisional or departmental results as appropriate), (ii) the achievement of various managerial objectives and personal development goals, and (iii) the assumption of increased responsibilities by the executive (whether by reason of promotion or otherwise). In September 1995, the Company underwent a corporate reorganization pursuant to which it, among other expense reduction measures, reduced its workforce by 30% and realigned senior management such that certain individuals were required to assume additional responsibilities (the "1995 Corporate Reorganization"). In connection with the 1995 Corporate
Reorganization: (i) David Gatto was appointed Executive Vice President - Sales, Merchandising and Operations and his base salary was increased from $275,000 to $300,000, (ii) Thomas Larkins was appointed Senior Vice President and Chief Administrative Officer and his base salary was increased from $210,000 to $245,000, and (iii) Tracey Doi's responsibilities as Vice President and Controller were expanded and broadened and her base salary was increased from $140,000 to $150,000. No other salary increases were granted to the Named Executive Officers of the Company in fiscal 1995. For purposes of this report, the "Named Executive Officers" include the Company's Chief Executive Officer, the next four highest paid executive officers in fiscal 1995, and the Company's former Senior Vice President--Operations, who left the Company in fiscal 1995. No other discretionary salary increases were granted to executive officers during fiscal 1995 due to the Company's failure to meet the foregoing criteria.

       Cash and Deferred Incentive Bonuses.  Management employees (other than
       -----------------------------------
the Chief Executive Officer) participate in a management incentive program (the "MIP") implemented in fiscal 1994 and administered by the Compensation Committee which provides generally for bonus awards based on improvements in economic value added ("EVA"). EVA is a measure of economic profit after all costs including the cost of the Company's equity and equity related capital. The MIP is based on three key concepts: a target bonus; a fixed share of EVA improvement in excess of expected EVA improvement ("excess EVA improvement"); and a bonus bank. The EVA bonus earned is equal to the sum of the target bonus plus the fixed share of excess EVA improvement (which may be negative). The bonus earned is credited to the bonus bank, and the bonus paid is equal to the amount of the bonus bank balance, up to the amount of the target bonus, plus 1/3 of the bonus bank balance in excess of the target bonus. No bonus is paid when the bonus bank balance is negative (or when the Company has a net operating loss after tax), and negative bonus bank balances are carried forward to offset future bonuses earned; provided, however, that negative bank balances cannot exist until contributions are initially made to the bonus bank and a bonus bank balance is thus established. There is no cap on the bonus awards that can be achieved for superior levels of excess EVA improvement.

       The Compensation Committee believes that excess EVA improvement provides the best operating performance measure of shareholder returns in excess of the cost of equity and equity related capital. The plan is designed to provide strong performance incentives for the Company's management by aligning management compensation with increases in shareholder value represented by excess EVA improvement. It is generally the Compensation Committee's intention that management's share of excess EVA improvement will not be increased to offset the effects of poor performance nor reduced to offset the effects of superior performance. However, the Compensation Committee believed it was necessary to increase management's share of excess EVA improvement for fiscal 1996 to enable the MIP to provide a meaningful performance incentive to management and to allow the Company to retain qualified management employees, particularly in light of (i) the significant level of expected EVA improvement required to be reached prior to management commencing to share in excess EVA improvement, and (ii) the failure of the MIP to pay cash bonuses to management in either fiscal 1994 or fiscal 1995.

       Target bonuses for plan participants reflect a premium above median competitive bonus opportunities. The Compensation Committee believes that the premium is appropriate in light of the risk of the MIP. The Compensation Committee believes that the MIP provides very strong performance incentives as well as a reasonable balance between the Company's retention objectives and acceptable shareholder cost.

       In addition, if the operating performance objectives are met, the MIP also provides that a portion of an individual's target bonus may be excluded from the bonus calculation based on EVA improvement and be allocated to bonus awards based on individual performance objectives to be determined by the Compensation Committee in consultation with senior management. Bonus awards based on individual performance objectives would be subject to caps.

STOCK OPTIONS

       The Company uses stock option grants to attract and retain qualified managers and to provide incentives for management to increase shareholder value. The Company also uses stock option grants as a way to provide incentives to management during years in which cash bonuses are not paid. The Company's stock option grant policy with respect to senior management is aimed at inducing qualified candidates to accept offers of employment and to retaining such candidates once employed (including in connection with any required relocations). Pursuant to the 1986 Stock Option Plan and the 1993 Stock Incentive Plan, the Stock Option Committee has sole discretion regarding the grant of options.

       Triennial Stock Option Grant Program.   In fiscal 1994, the Compensation
       ------------------------------------
Committee adopted a stock option grant policy (the "Triennial Stock Option Grant Program") to help ensure equity between recently hired and longer tenured employees and to continue to provide strong performance incentives to increase shareholder value Under the Triennial Stock Option Grant Program, a fixed number of stock options are granted to senior management once every three years, pursuant to option grant guidelines established for each level of the Company's management employees. The options are granted at an exercise price equal to the fair market value of the Company's Common Stock on the grant date, and vest in thirds on each of the first, second and third anniversaries of the grant date. The first round of grants under the Triennial Stock Option Grant Program were made in fiscal 1994 at an exercise price of $7.78 per share. The vesting schedule for the initial award of grants under the Triennial Stock Option Grant Program was accelerated so that options would vest one-third upon grant and one-third upon each of the first and second anniversaries of the grant date. The Compensation Committee determined that such accelerated vesting schedule would more effectively accomplish the Company's retention objectives.

       It is the Compensation Committee's intention to maintain the proposed stock option grant guidelines on a fixed share basis and not make adjustments to maintain the expected value of the triennial grant at a targeted competitive level. It is the Compensation Committee's belief that competitive adjustments substantially weaken management's performance incentive because they offset poor performance by increasing the number of shares granted and penalize superior performance by reducing the number of shares granted. The recommended grant guidelines were established at share levels that initially provided options with an expected value in excess of the median long-term incentive values of the Compensation Peer Group. However, the expected value of the proposed grant guidelines relative to competitive long-term incentive values has, and will continue to, fluctuate based on the performance of the Company's stock.

       1996 Shared Success Award.   As an additional incentive separate from the
       -------------------------
Triennial Stock Option Grant Program, in December 1995 the Compensation Committee and Stock Option Committee adopted and approved the 1996 Shared Success Award for all employees of the Company. In contrast to the MIP, under which only certain management level employees are eligible to receive options, all employees of the Company received options under the 1996 Shared Success Award. The purpose of the 1996 Shared Success Award is to: (i) instill a sense of ownership in the Company in all employees; (ii) assist the Company in retaining qualified employees; (iii) recognize the contributions of the Company's employees during the past year and the increased demands placed on such employees in light of the reduction in workforce effected by the Company pursuant to the 1995 Corporate Reorganization in September 1995; and (iv) provide added performance incentive to increase shareholder value with a minimum dilutive effect on earnings per share of common stock. The Compensation Committee and Stock Option Committee believe the Shared Success Award can assist the Company in achieving the foregoing objectives at a reasonable cost and without requiring the Company to make any additional cash payout. Under the 1996 Shared Success Award, the number of options received by management employees was set by first assuming that each participant earned a theoretical payout at 100% of his or her bonus opportunity under the 1995 MIP. This amount was then divided by the daily average closing price of the Common Stock during fiscal 1995 ($3.15) to determine the number of options to be granted, with each management employee being granted options to purchase a minimum of 2,000 shares. Options to purchase an aggregate of approximately 482,384 shares were granted to management employees under the 1996 Shared Success Award. All options were issued at the fair market value of the Company's Common Stock on December 19, 1995, the date of grant ($1.75), and vest in full on December 1, 1996, the first day of the Company's 1997 fiscal year.

CHIEF EXECUTIVE OFFICER

       At Mr. Gold's request, he did not receive any salary or other cash compensation during fiscal 1995 for his services as Chief Executive Officer of the Company. In light of the foregoing, the Board authorized the payment to Mr. Gold of directors' fees in the amount customarily paid only to non-employee directors of the Company. During fiscal 1995, Mr. Gold earned $23,250 in directors' fees.

       During fiscal 1993, the Compensation Committee sought to create a compensation arrangement for Mr. Gold which (i) is equitable in relation to the fair (i.e., risk adjusted expected) value of compensation packages offered to
      ----
chief executive officers in other turnaround situations and (ii) provides the entire fair value in the form of stock options without any guaranteed compensation (thereby honoring Mr. Gold's request that he not receive any cash compensation (other than directors' fees) from the Company). In order to analyze the competitive market, the Consultant identified seventeen "turnaround" companies, each of which met two or more of the following criteria: (i) chief executive officer hired from outside the company, (ii) deteriorating performance prior to the hiring of a new chief executive officer, (iii) consumer products industries, and (iv) similar size to the Company.

       In reaching its recommendations, the Compensation Committee also reviewed Mr. Gold's performance since his appointment to the post of Chief Executive Officer in January 1992 and the progress the Company was making in achieving its turnaround objectives. The Compensation Committee also evaluated whether Mr. Gold's compensation should be adjusted in view of the Services Agreement between the Company and SCA. See "Certain Relationships and Related Transactions -- Services Agreement". Mr. Gold is a director, shareholder and president of SCA. The Compensation Committee reviewed with members of senior management the services provided by SCA under the Services Agreement and the payments made to SCA by the Company with respect thereto and concluded that Mr. Gold's services as Chief Executive Officer were unrelated to, and not duplicative of, the management services provided under the Services Agreement. The Compensation Committee also noted that the Services Agreement was entered into simultaneously with Trefoil's $100 million investment in September 1991 and at a time when Mr. Gold was not an employee of the Company. Accordingly, the Compensation Committee concluded that the compensation to be awarded to Mr. Gold as Chief Executive Officer should not be reduced by virtue of the Services Agreement. However, the Compensation Committee did conclude that an adjustment to the indicated compensation based on peer group analysis should be made in light of Mr. Gold's outside business commitments which would preclude him from devoting his exclusive business energies on behalf of the Company. The Compensation Committee also concluded that an adjustment to Mr. Gold's compensation should not be made to account for the September 1991 grant to Mr. Gold of 20,000 stock options (with an exercise price equal to the fair market value of a share of the Company's Common Stock on the grant date) upon Mr. Gold's appointment to the Board. The Compensation Committee believed that such grant was unrelated to the services Mr. Gold was performing as the Company's Chief Executive Officer and that similar grants are made to non-employee directors upon their first election or appointment to the Board.

       In arriving at the number of options to be granted to Mr. Gold, the Compensation Committee relied on the Consultant's estimate of a competitive four year total compensation package for a newly hired chief executive officer of a turnaround company of similar size. The Consultant's estimate was based on a regression analysis which related the hire date expected value of such chief executive officer's four year total compensation package to the market value of the turnaround company at the hire date. The competitive compensation value, adjusted for Mr. Gold's partial time commitment to the Company as described above, was converted into a one-time stock option grant based on a Black-Scholes ratio value of .625, and a vesting discount factor of .940. The 750,000 options were granted to Mr. Gold pursuant to the Company's 1993 Stock Incentive Plan on October 19, 1993. All of such options are currently exercisable, and remain exercisable for two years following termination of Mr. Gold's service as a director of the Company. The exercise price of the options is $11.55 per share, the average fair market value of the Company's Common Stock for the five trading days immediately preceding the date of grant.

       The Compensation Committee reconsidered Mr. Gold's compensation package in fiscal 1995 and determined that no adjustments were required to be made, as it concluded that the compensation granted in 1993 (excluding director fees) was designed to compensate Mr. Gold for services in 1995 as well. The Company believes that Mr. Gold's compensation arrangement reflects the above-described executive compensation philosophy of the Company designed to align management compensation closely with improved financial performance and increased shareholder value.


                                    COMPENSATION COMMITTEE
                                    Stephen A. Koffler, Chairman
                                    Walter C. Bladstrom
                                    Allan E. Dalshaug
                                    Willie D. Davis

                                    STOCK OPTION COMMITTEE
                                    Stanley P. Gold, Chairman
                                    Robert G. Moskowitz

February 21, 1996

       The Report of the Compensation and Stock Option Committees on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act and shall not otherwise be deemed filed under such Acts.

                  PERFORMANCE GRAPH FOR L.A. GEAR COMMON STOCK
                             ("PERFORMANCE GRAPH")

       The Performance Graph compares the cumulative total return (assuming reinvestment of dividends) on the Company's Common Stock with (i) the Standard & Poor's 500 Stock Index and (ii) the Standard & Poor's Shoes Index which is comprised of Reebok, Nike, Stride Rite Corporation and Brown Group, Inc., and assumes an investment of $100 on December 1, 1990 in each of the Common Stock, the stocks comprising the Standard & Poor's 500 Stock Index and the Standard & Poor's Shoes Index.

       The historical stock price performance of the Common Stock shown on the Performance Graph set forth below is not necessarily indicative of future price performance.

       The Performance Graph which is set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act and shall not otherwise be deemed filed under such Acts.


                               PERFORMANCE GRAPH
                           FOR L.A. GEAR COMMON STOCK

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

                        [TOTAL RETURN TO SHAREHOLDERS GRAPH]

                TOTAL SHAREHOLDER RETURNS - DIVIDENDS REINVESTED

                                         November Indexed Returns
                                         ------------------------

Company/Index               1990    1991     1992     1993     1994     1995
- -------------               ----    ----     ----     ----     ----     ----
S&P 500 INDEX.............  100    120.34   142.57   156.97   158.61    217.27
L.A. GEAR, INC............  100     91.40   105.38    97.85    46.24     13.98
S&P SHOE INDEX............  100    190.79   247.39   179.53   216.19    275.67

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXCHANGE OF SERIES A PREFERRED STOCK FOR SERIES B PREFERRED STOCK

       In December 1995, the Company entered into a Share Exchange Agreement with Trefoil, the holder of all of the Company's Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), which agreement provided for the exchange of all $100 million of the Company's Series A Preferred Stock, together with all accrued and unpaid dividends, for a new issue of Series B Preferred Stock (the "Share Exchange Transaction"). Mr. Gold serves as President and Managing Director of TII, the general partner of Trefoil, and Mr.
Moskowitz is an executive officer of TII.   The Share Exchange Transaction was
recommended by a Special Committee of independent members of the Board of Directors and approved by the Board of Directors. It was further approved by the shareholders of the Company on April 9, 1996 and completed on April 12, 1996. As a result, there are no shares of Series A Preferred Stock currently outstanding, and an aggregate of 1,107,902 shares of Series B Preferred Stock outstanding.

       The terms of the Series B Preferred Stock provide for, among other things, the elimination of the mandatory redemption feature of the Series A Preferred Stock and a reduction in the conversion price from $10.00 to $6.75 per common share. In addition, under the terms of the Series B Preferred Stock, the Company is entitled, at its option, to pay dividends during the fiscal year ending November 30, 1996 either in additional shares of Series B Preferred Stock or in cash. The coupon rate of 7.5% per annum for dividends with respect to the Series B Preferred Stock remains unchanged from that of the Series A Preferred
Stock.   The Series B Preferred Stock votes together with the Common Stock on all matters submitted to a vote of the holders of the Common Stock, with voting power equal to the number of shares of Common Stock into which the Series B Preferred Stock is then convertible. In addition, the Series B Preferred Stock has the right to vote as a separate class with respect to the authorization or issuance of any additional shares of Series B Preferred Stock or the creation of any class or series of the Company's capital stock which would rank senior to or on a par with the Series B Preferred Stock, or with respect to any other action that would adversely affect the rights, preferences and privileges of the Series B Preferred Stock. As a result of the Share Exchange Transaction, Trefoil's voting power in the Company, on an as-converted basis, increased from 33% to 44.25%.

       In connection with the Share Exchange Transaction, the Company and Trefoil amended the Registration Rights Agreement, dated as of May 27, 1991 (the "Registration Rights Agreement"), pursuant to which Trefoil was originally given the right to request registration under the Securities Act of 1933, as amended, of the underlying shares of Common Stock issued or issuable upon conversion of
the Series A Preferred Stock.   The amendment, which was entered into on April
12, 1996, (i) changed all references to Series A Preferred Stock to Series B Preferred Stock, and (ii) expanded Trefoil's registration rights to include the right to require the registration of the Series B Preferred Stock in addition to the registration of the Common Stock into which the Series B Preferred Stock is convertible. The Company is only obligated to effect a total of three registrations at Trefoil's request, and the Company may not include in any such
registration shares issued for its own account.   Whenever the Company effects a
registration pursuant to the Registration Rights Agreement, as amended, the Company must pay the costs of any such registration of securities, other than underwriting discounts or commissions. In addition, if the Company is registering securities for sale of its own account on a Form S-3 registration statement, at the request of holders of the Series B Preferred Stock, the Company must, subject to certain limitations, include the holders' requested securities in any such registration.

SERVICES AGREEMENT

       Pursuant to a one-year management services agreement, dated September 12, 1994, between the Company and SCA (the "Services Agreement"), SCA consulted with, and provided advice to, the officers and employees of the Company concerning matters (i) relating to the Company's financial policies and the development and implementation of the Company's business plans and (ii) generally arising out of the business affairs of the Company. The Services Agreement expired by its terms in September 1995. Mr. Gold is a member of the Board of Directors of SCA and Mr. Moskowitz is an executive officer of SCA. The Services Agreement replaced a prior three-year agreement entered into between
the Company and SCA for substantially similar management services.   SCA's
compensation for such management and consulting services under the Services Agreement was $500,000. The Company also (i) reimbursed SCA for all of its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its services under the Services Agreement and (ii) paid customary directors' fees to the officers and directors of SCA serving as directors of the Company. See "Director Compensation". The Company also agreed to indemnify SCA against all claims, liabilities, expenses, losses or damages (or actions in respect thereof) related to or arising out of actions taken (or omitted to be taken) by SCA pursuant to the terms of the Services Agreement; provided that such liabilities did not result primarily from actions taken, or omitted to be taken, by SCA in bad faith or due to SCA's gross negligence or willful misconduct. The Company's obligations to indemnify SCA survive the expiration of the Services Agreement.

TRANSACTIONS IN CONNECTION WITH THE SALE OF COMMON STOCK

       The Company sold 1,244,445 newly issued shares of Common Stock for an aggregate purchase price of approximately $14 million to Pentland Ventures, Ltd. ("Ventures"), an affiliate of Pentland Group plc, pursuant to a Stock Purchase Agreement, dated as of April 28, 1992, between the Company and Ventures (the "Pentland Stock Purchase Agreement"). Under the Pentland Stock Purchase Agreement, until the earlier of (i) April 28, 1997 and (ii) the date 60 days after Trefoil or any Affiliate (as defined in the Stock Purchase Agreement) or Associate (as defined in the Stock Purchase Agreement) of Trefoil or any successor to Trefoil that is directly or indirectly controlled by the directors or executive officers of SCA (collectively, the "Trefoil Group"), collectively cease to own at least 10% of the outstanding Common Stock of the Company on a fully diluted basis, Ventures and its Affiliates and Associates shall not, directly or indirectly, alone or in concert with others:

(1) effect or seek, offer or propose to effect, or cause or participate in, (V) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries (except by way of distribution made available to holders of Common Stock generally and except for acquisitions of Common Stock if, after giving effect to such acquisition, Ventures together with its Affiliates and Associates beneficially own no more than 9.9% of the outstanding Common Stock at the time of such acquisition); (W) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries; (X) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; (Y) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission (the "SEC")) or consents to vote any voting securities of the Company; or (Z) any sale, transfer, pledge, or disposal of any shares of Common Stock to a person who, after giving effect to such transaction, would, together with its Affiliates and Associates, to the knowledge of Ventures after reasonable inquiry, beneficially own 10% or more of the outstanding shares of Common Stock (subject to certain exceptions); (2) take any other action to seek to control the management, Board of Directors or policies of the Company; (3) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in clause 1 above; (4) solicit the Company to repurchase any of the shares of Common Stock that are subject to the Pentland Stock Purchase Agreement or shares of Common Stock that are the subject of the Stock Option Agreement (defined below); or (5) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

       In the event of a breach of the Pentland Stock Purchase Agreement by Ventures, in addition to its remedies at law or in equity, the Company is entitled to terminate the Sourcing Agreement (defined below) without liability thereunder.

       Pursuant to a Stock Option Agreement, dated as of April 28, 1992 (as amended to date), between the Company and Ventures (the "Stock Option Agreement"), the Company granted to Ventures an irrevocable option (the "Option") to purchase up to 400,000 additional shares of Common Stock at exercise prices of $13.50 (for 200,000 of such shares) and $16.125 (for the remaining 200,000 shares of Common Stock subject to the Option). These options expired on April 28, 1996.

SOURCING AGREEMENT

       Pursuant to the Sourcing Agreement, dated as of April 28, 1992 (the "Sourcing Agreement"), a Pentland affiliate was appointed as the sourcing representative of the Company with respect to certain footwear manufacturers located in various countries in the Far East. In consideration of its services under the Sourcing Agreement, the Pentland affiliate will receive a sourcing fee based on the aggregate U.S. dollar price of certain products manufactured for the Company by manufacturers sourced by the Pentland affiliate. Unless otherwise terminated in accordance with its terms, the Sourcing Agreement shall remain in force until December 31, 1997 and shall continue in force thereafter unless terminated by either the Company or the Pentland affiliate on six months' prior written notice. The Sourcing Agreement may be terminated by the Company prior to its expiration (i) if defective products exceed certain agreed percentages, (ii) upon certain bankruptcy events with respect to the Pentland affiliate or an affiliate thereof, or (iii) upon the breach of the Stock Option agreement and the Pentland Registration Rights Agreement. The Sourcing Agreement also may be terminated by the Pentland affiliate prior to its expiration (i) upon certain bankruptcy events with respect to the Company, (ii) upon the sale or transfer of all or substantially all of the Company's assets, or (iii) upon certain consolidations or mergers involving the Company.

CONSULTING AGREEMENTS

       Pursuant to a Consulting Agreement, dated as of May 30, 1995 (the "Moodhe Agreement"), James Moodhe served as a consultant to the Company on an exclusive, full-time basis, providing advice on operational and organizational matters. Although the term of the Moodhe Agreement ran through November 30, 1995, Mr. Moodhe was appointed Senior Vice President, Marketing, Design and Development in September 1995 and the Moodhe Agreement was terminated at that time. Under the Moodhe Agreement, Mr. Moodhe was paid a monthly consulting fee of $20,833, for an aggregate of $78,577, and was reimbursed for reasonable out-of-pocket expenses incurred in performing his consulting services.

       Ann E. Meyers, a member of the Board of Directors, served as a consultant for the Company in connection with the establishment of a women's basketball promotion program pursuant to a consulting agreement effective as of November 1, 1993. She was compensated in the aggregate amount of $75,000 during fiscal 1995 for such services.

                                 ANNUAL REPORT

       The Company's Annual Report for the fiscal year ended November 30, 1995 (the "1995 Annual Report") was mailed to shareholders on or about March 4, 1996 and preceded this Proxy Statement. The 1995 Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Price Waterhouse, independent accountants.

                              REVOCATION OF PROXY

       The accompanying Proxy may be revoked by a shareholder at any time before it is voted, either by delivering a subsequent proxy or other written notice of revocation to the Company at its above address or by attending the Meeting and voting in person. All shares represented by each properly signed and returned proxy card in the accompanying form, unless revoked, will be voted at the Meeting in accordance with the shareholder's instructions indicated on the proxy card. If no instructions are marked on the proxy card, the shares will be voted in favor of the proposals described in this Proxy Statement.

                               PROXY SOLICITATION

       The cost of soliciting proxies will be paid by the Company. Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005 has been retained to solicit proxies by mail, telephone or personal solicitation for a fee of $4,500 plus expenses. The Company has also arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by directors, officers and employees of the Company, but such persons will not be specially compensated for such services.

                           PROPOSALS OF SHAREHOLDERS

       Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the Proxy Statement for the Company's 1996 Annual Meeting of Shareholders must be submitted by a shareholder prior to November 1, 1996, in a form that complies with applicable regulations.

                             AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices located at 7 World Trade Center (13th Floor), New York, New York 10048 and Suite 1400, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1506.

                                 OTHER MATTERS

       The Board knows of no matters other than those listed in the attached Notice of Annual Meeting which are likely to be brought before the Meeting. However, if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.


                                  BY ORDER OF THE BOARD OF DIRECTORS,



                                  /s/ Thomas F. Larkins

                                  Thomas F. Larkins
                                  Secretary

May 6, 1996

                                                                   APPENDIX A


                                L.A. GEAR, INC.

                      1992 STOCK OPTION PLAN FOR ELIGIBLE
             NONEMPLOYEE DIRECTORS AND ELIGIBLE EXECUTIVE OFFICERS
                  (Amended and Restated as of March 19, 1996)



          1. PURPOSE. (a) The purpose of this Plan is to provide a means by which (1) nonemployee directors who are elected by the Shareholders of the Company, or appointed to replace such a director, and (2) certain key executive officers who are also directors may be given an opportunity to purchase stock of the Company.

               (b) The Company, by means of the Plan, seeks to secure and retain the services of persons best qualified to serve as directors of the Company and to provide incentives for such persons to exert maximum efforts for the success of the Company.

               (c) This Plan is intended to be an ongoing formula award plan (as described in Rule 16b-3(c)(2)(ii) under the Exchange Act) such that the awards granted hereunder shall not affect the recipients' disinterested status for purposes of administering any stock-related plans of the Company established pursuant to Rule 16b-3 under the Exchange Act.

               (d) The Company intends that the options issued under the Plan shall be options which do not qualify as incentive stock options for purposes of
Section 422 of the Code.

          2.  DEFINITIONS.  For  purposes of the Plan:

               (a) "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

               (b) "Annual Grant Date" means the date of the Company's 1996 annual meeting of shareholders, and the March 1 of each Fiscal Year thereafter.

               (c) "Board" means the Board of Directors of the Company.

               (d) "Cause" means the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or of any direct or indirect majority-owned subsidiary of the Company.

               (e) "Change in Capitalization" means any exchange of Shares for a different number of or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares or repurchase of shares.

               (f) "Code" means the Internal Revenue Code of 1986, as amended.

               (g) "Company" means L.A. Gear, Inc., a California corporation.

               (h) "Director" means a director of the Company.

               (i) "Disability" means physical or mental infirmity which impairs the Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

               (j) "Eligible Executive Officer" means the Chief Executive Officer of the Company provided he is a Director and is not paid a salary by the Company.

               (k) "Eligible Nonemployee Director" means an individual who (1) is initially elected to serve on the Board for the first time after June 8, 1992, by vote of the holders of Shares or appointed by the Board to fill a vacancy left by the termination of the directorship (for any reason) of any Director who had previously been elected to the Board by vote of the holders of Shares, pursuant to the Company's bylaws and articles of incorporation, as then in effect and (2) is not at the time of such election or appointment an employee, consultant or officer of the Company. Nothing contained in this Plan prohibits an Eligible Nonemployee Director from being appointed as an officer, employee or consultant of the Company at any time after election to the Board. Nor does anything contained in this Plan specifically require an Eligible Nonemployee Director to surrender or forfeit an award granted hereunder solely because he or she accepts an appointment as an officer, employee or consultant of the Company at any time after election to the Board.

               (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (m) "Fair Market Value" on any date means the closing price for Shares on the New York Stock Exchange on such date, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and the per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Section 422 of the Code.

               (n) "Fiscal Year" means the twelve month period beginning on December 1 of each year and ending on November 30 of each year.

               (o) "Grant Date" means (A) the New Member Grant Date for purposes of the New Member Grant (as defined in Section 5(b)(1)) and (B) the Annual Grant Date for purposes of the Annual Grant (as defined in Section 5(b)(2)).

               (p) "New Member Grant Date" means, for each Eligible Nonemployee Director, the date which is the earlier of (1) the date on which he or she is initially elected to serve as a Director by vote of the holders of Shares and
(2) the date on which he or she is initially appointed to serve as a Director by the members of the Board, pursuant to the Company's bylaws and articles of incorporation, as then in effect.

               (q) "Option" means an option to purchase Shares granted pursuant to the terms of the Plan.

               (r) "Optionee" means a person to whom an Option has been granted under the Plan.

               (s) "Plan" means the L.A. Gear 1992 Stock Option Plan for Eligible Nonemployee Directors, as amended and restated effective March 19, 1996.

               (t) "Shares" means the common stock of the Company and the Series B Preferred Stock of the Company, voting together as a class.

               (u) "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

               (v) "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

               (w) "Transaction" means any of the following: (1) dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the Shares entitled to vote are exchanged.

          3. ADMINISTRATION. (a) The Plan shall be administered by the Board. The Board shall have no authority, discretion or power to select the individuals who are or will be eligible to receive Options or other awards under this Plan (other than as a consequence of exercising its power to nominate individuals for election to the Board and/or appoint individuals to fill vacancies on the Board). The Board shall not have any discretion to determine the amount, price or timing of any Options or other awards granted or to be granted hereunder, except in the sense of administering the Plan pursuant to its express terms and except in accordance with the terms and provisions of the Plan.

               (b) Subject to the foregoing, the Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                   (1) To construe and interpret the Plan and any Option, to construe and interpret any condition or restrictions imposed on Shares acquired pursuant to the exercise of an Option, to define the terms used herein and to establish, amend and revoke rules and regulations for administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                   (2) To amend, modify, suspend or terminate the Plan in accordance with Section 8 herein, and to recommend to shareholders amendments to the Plan or termination of the Plan.

                   (3) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

          4.  SHARES SUBJECT TO THE PLAN.  (a)  Subject to the provisions of
Section 7 relating to adjustments upon changes in the Shares, the Shares that may be sold pursuant to Options shall not exceed the aggregate of one million (1,000,000) Shares. If any Option shall for any reason expire, be canceled, or otherwise terminate without having been exercised in full, the Shares not purchased under such Option shall again become available for grant under the Plan.

               (b) The Shares subject to the Plan may be unissued Shares or reacquired Shares, purchased on the market or otherwise.

          5.  ELIGIBILITY AND GRANTS.

               (a) Eligibility. Only Eligible Nonemployee Directors and Eligible Executive Officers shall be entitled to receive Options pursuant to this Plan and not other directors (such as directors elected, appointed or ratified by the holders of preferred stock of the Company) or other officers, employees or consultants of the Company.

               (b) Grants.  (1)  New Member Grants.  Subject to the availability
                                 -----------------
of an adequate number of Shares designated for grants under the Plan, each Eligible Nonemployee Director shall receive a one-time grant of an Option to purchase 20,000 Shares (the "New Member Grant Option") effective as of the New Member Grant Date.

                   (2)  Annual Grants.  Subject to the availability of an
                        -------------
adequate number of Shares designated for grants under the Plan, each Eligible Nonemployee Director and each Eligible Executive Officer shall receive on the Annual Grant Date a grant of an Option to purchase 20,000 Shares; provided, however, that in the event the Fair Market Value of a Share on the business day immediately preceding the Annual Grant Date is greater than $4.00 (the "Threshold Price"), each Eligible Nonemployee Director and each Eligible Executive Officer shall receive an Option to purchase the number of Shares equal to the result obtained by dividing 80,000 by the Fair Market Value of a Share on the business day immediately preceding the Annual Grant Date (the "Annual Grant Option"); provided, further, however, that in the event that the Company's income applicable to common stock is at least $1,000,000 in any Fiscal Year, as reported on the Company's audited year end financial statements, no Annual Grant Option shall be made in respect of the immediately following Fiscal Year.

               (c) Purchase Price. The purchase price for Shares under each Option shall be equal to 100% of the Fair Market Value of such Shares on the Grant Date of the Option.

               (d) Vesting.  (1)  New Member Grant.  Subject to Section 5(e)
                                  ----------------
hereof, each New Member Grant Option shall become exercisable with respect to 5,000 Shares effective immediately as of the New Member Grant Date and shall become exercisable with respect to an additional 5,000 Shares effective as of each of the dates immediately following the first, second and third anniversaries of the New Member Grant Date; provided, however, that the Optionee continues to serve as a Director as of such dates. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to that portion of an New Member Grant Option which has not then vested pursuant to the preceding sentence and the Optionee shall automatically forfeit that portion of the New Member Grant Option which remains unvested.

                   (2)  Annual Grant.  Subject to Section 5(e) hereof, each
                        ------------
     Annual Grant Option shall become exercisable in full on the Grant Date.

               (e)  Duration.

                   (1)   New Member Grant Option.  Each New Member Grant Option
                         -----------------------
shall terminate on the date which is the tenth anniversary of the New Member Grant Date, unless terminated earlier as follows:

                         (A) if an Optionee's service as a Director terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her New Member Grant Option to the extent, and only to the extent, that such New Member Grant Option or portion thereof was vested and exercisable as of the date the Optionee's service as a Director terminated, after which time the New Member Grant Option shall automatically terminate in full;

                         (B) if an Optionee's service as a Director terminates by reason of the Optionee's resignation or removal from the Board due to Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her New Member Grant Option to the extent, and only to the extent, that such New Member Grant Option or portion thereof was vested and exercisable as of the date the Optionee's service as a Director terminated, after which time the New Member Grant Option shall automatically terminate in full;

                         (C) if an Optionee's service as a Director terminates for Cause, the New Member Grant Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised;

                         (D) if an Optionee dies while a Director or within three (3) months after termination of service as a Director as described in clause (A) or (B) of this Section 5(e)(1), the New Member Grant Option granted to the Optionee may be exercised at any time within eighteen (18) months after the Optionee's death by the person or persons to whom such rights under the New Member Grant Option shall pass by will, or by the laws of descent and distribution, after which time the New Member Grant Option shall terminate in full; provided, however, that an New Member Grant Option may be exercised to the extent, and only to the extent, that the New Member Grant Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.

                   (2) Annual Grant Option.  Each Annual Grant Option shall
                       -------------------
terminate on the date which is the tenth anniversary of the respective Annual Grant Date, unless terminated earlier as follows:

                         (A) if an Optionee's service as a Director terminates for any reason other than disability, death or Cause, the Optionee may for a period of one hundred eighty (180) days after such termination exercise each of his or her Annual Grant Options to the extent, and only to the extent, that each such Annual Grant Option or portion thereof was vested and exercisable as of the date the Optionee's service as a Director terminated, after which time all of his or her Annual Grant Options shall automatically terminate in full;

                         (B) if an Optionee's service as a Director terminates by reason of the Optionee's resignation or removal from the Board due to Disability, the Optionee may, for a period of one (1) year after such termination, exercise each of his or her Annual Grant Options to the extent, and only to the extent, that each such Annual Grant Option was vested and exercisable as of the date the Optionee's service as a Director terminated, after which time all of his or her Annual Grant Options shall automatically terminate in full;

                         (C) if an Optionee's service as a Director terminates for Cause, the Annual Grant Options granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised;

                         (D) if an Optionee dies while a Director or within thirty (30) days after termination of service as a Director as described in clause (A) of this Section 5(e)(2) or within three (3) months after termination of service as a Director as described in clause (B) of this
     Section 5(e)(2), each Annual Grant Option granted to the Optionee may be exercised at any time within eighteen (18) months after the Optionee's death by the person or persons to whom such rights under the Annual Grant Option shall pass by will, or by the laws of descent and distribution, after which time the Annual Grant Option shall terminate in full; provided, however, that an Annual Grant Option may be exercised to the extent, and only to the extent, that the Annual Grant Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.

          This Section 5(e) shall not be construed to extend the term of any Option or to permit anyone to exercise any Option after expiration of its term, nor shall it be construed to increase the number of Shares as to which an Option is exercisable from the amount exercisable on the date of termination of the Optionee's service as a Director.

          6.  TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS.

               (a) Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom it was granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Optionee only by such Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

               (b) Method of Exercise. To the extent vested, Options may be exercised by ten (10) days' written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment for such Shares and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option or portion thereof shall be paid by any one or a combination of the following: (1) cash payment or (2) transferring Shares to the Company upon such terms and conditions as determined by the Board. The written notice pursuant to this Section 6(b) may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the business day preceding the date of exercise of such Option. If requested by the Board, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

               (c) Limitations on Exercise. Notwithstanding anything contained in the Plan or any Agreement to the contrary, no Option or portion thereof may be exercised (1) during the period commencing on the last day of any fiscal year of the Company and ending on the fifth trading day on the New York Stock Exchange following the date of the public release of the Company's year-end earnings in respect of such fiscal year, (2) during the period commencing on the last day of any fiscal quarter of the Company and ending on the fifth trading day on the New York Stock Exchange following the public release of the Company's quarterly earnings in respect of such fiscal quarter or (3) during any period in which such exercise is otherwise prohibited pursuant to the terms of the Company's Insider Trading Policy Statement, as amended.

               (d) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (1) the Option shall have been exercised pursuant to the terms thereof, (2) the Company shall have issued and delivered the Shares to the Optionee and (3) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

               (e) Effect of a Transaction. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Transaction, the Board and the board of directors of any surviving or continuing corporation shall take all actions necessary and appropriate to cancel all Options outstanding and unexercised (vested and non-vested) and provide in consideration therefor a payment to each Optionee identical in form, amount and payment time to the consideration received by the holders of Shares for each Share as a result of the Transaction multiplied by the number of Shares with respect to which the Optionee's Options remain unexercised (whether vested or non-vested) as of the effective date of the Transaction and reduced approximately in amount and/or quantity to reflect and to simulate payment by the Optionee of the Option exercise prices with respect to such Shares.


          7.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

               (a) Notwithstanding anything contained in the Plan or any Agreement to the contrary, upon a Change in Capitalization, the Board shall conclusively determine the appropriate adjustments, if any, to (1) the maximum number and class of Shares or other stock or securities with respect to which Options may be granted under the Plan, (2) the number of Shares and the Threshold Price referred to in Section 5(b)(2) hereof and (3) the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan and the purchase price therefor, if applicable.

               (b) If, by reason of a change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Shares subject to the Option prior to such Change in Capitalization.

          8. AMENDMENT AND TERMINATION OF THE PLAN. The amended and restated Plan shall terminate on November 30, 1999, and no Option may be granted thereafter. The Board may sooner terminate the Plan and the Board may from time to time amend, modify or suspend the Plan; provided, however, that:

               (a) No such amendment, modification, suspension or termination shall impair or adversely alter any Options or rights theretofore granted under the Plan, except with the consent of the Optionee, nor shall any amendment, modification, suspension or termination deprive any Optionee of any Shares which he or she may have acquired through or as a result of the Plan.

               (b) No such amendment or modification shall be made without the approval of the shareholders of the Company where such changes would: (1) materially increase the benefits accruing to participants under the Plan; (2) materially increase the number of securities which may be issued under the Plan; or (3) materially modify the requirements as to eligibility for participation in the Plan; and

               (c) The provisions of the Plan governing:

                   (1) the number of Options to be awarded to Eligible
                       Nonemployee Directors and Eligible Executive Officers;

                   (2) the number of Shares to be covered by each such Option;

                   (3) the exercise price per Share under each such Option;

                   (4) when and under what circumstances each such Option will be granted; and

                   (5) the period within which each such Option may be exercised shall not be amended more often than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

          9. LIMITATION OF LIABILITY. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

               (a) give any person any right to be granted an Option other than as specifically set forth herein;

               (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

               (c) limit in any way the right of the Company's shareholders or the Board to terminate the service of any person as a Director or Officer pursuant to the Company's bylaws and articles of incorporation; or

               (d) be evidence of any agreement or understanding expressed or implied, that the Company will appoint or employ any person as a Director or Officer at any particular rate of compensation or for any particular period of time.

          10.  REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

               (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of California.

               (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

               (c) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Board shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

               (d) Each Option is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board.

               (e) Notwithstanding anything contained in the Plan or any agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares upon exercise of an Option, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

          11.  MISCELLANEOUS.

               (a) Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to any Optionee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option. In addition, the Board may require any Optionee as a precondition to exercising an Option or portion thereof, or as a precondition to receiving any Shares pursuant to such exercise, to deliver a cash payment to the Company in an amount equal to the applicable Withholding Taxes (reduced by any amount withheld pursuant to the preceding sentence in connection with such exercise).

               (b) Designation of Beneficiary. Each Optionee may designate a person or persons to receive, in the event of his or her death, any Option or any amount payable pursuant thereto, to which he or she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee fails effectively to designate a beneficiary, then his or her estate will be deemed to be the beneficiary.

               (c) Periodic Reports. The Company shall provide to each Optionee the periodic reports required to be provided to the shareholders of Shares pursuant to Section 1501 of the California General Corporation law.

               (d) Indemnification of Administrators. The Company shall indemnify and hold harmless the members of the Board in any action brought against any member in connection with the administration of the Plan to the maximum extent permitted by then applicable law, except in the case of willful misconduct or gross misfeasance by such member in connection with the Plan and its administration.

               (e) Use of Proceeds from Shares. Proceeds from the sale of Shares pursuant to Options shall constitute general funds of the Company.

               12. EFFECTIVE DATE. The effective date of the amended and restated Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of a majority of the issued and outstanding Shares and Series B Preferred Stock represented and voting together as a single class at a meeting of shareholders; provided such vote is duly taken within twelve (12) months of the Board's adoption of the Plan and in accordance with the applicable provisions of the Company's bylaws and articles of incorporation, as then in effect, and the applicable laws of the State of California. Any grants made in accordance with the provisions of the amended and restated Plan shall be subject to such approval of the Company's shareholders.

                                L.A. GEAR, INC.

     PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 11, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of Common Stock of L.A. Gear, Inc. (the "Company") hereby nominate(s), constitute(s) and appoint(s) Stanley P. Gold, Allan E. Dalshaug and William L. Benford and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the annual meeting of shareholders (the "Meeting") of the Company to be held at the Ritz-Carlton Hotel, 4375 Admiralty Way, Marina del Rey, California 90292, on June 11, 1996 at 10:00 a.m., Pacific Daylight Time, or at any and all adjournments and postponements thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. THE PROXY, WHEN PROPERLY EXECUTED, SHALL BE VOTED IN ACCORDANCE AS DIRECTED. IF NO DIRECTION IS MADE FOR A GIVEN PROPOSAL, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.


      (Continued, and to be marked, dated and signed, on the other side)

Please mark your votes as indicated in this example

    [X]


1.  ELECTION OF DIRECTORS.

    FOR all nominees listed (except as marked to the contrary), Discretionary authority to cumulate votes is granted.

    [_]


    WITHHOLD AUTHORITY to vote for all nominees listed.

    [_]


    Nominees:  William L. Benford, Walter C. Bladstrom, Allan E. Dalshaug,
               Willie D. Davis, Stanley P. Gold, Stephen A. Koffler, Ann E. Meyers, Clifford A. Miller, Robert G. Moskowitz and Vappalak A. Ravindran.

               (Instruction: To withhold authority to vote for any individual nominee or nominees in the space below.)


               ---------------------------------------------------------------

2. APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN FOR ELIGIBLE NON-EMPLOYEE DIRECTORS.

    FOR         AGAINST          ABSTAIN
    [_]           [_]              [_]


3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

    FOR         AGAINST          ABSTAIN
    [_]           [_]              [_]


4. OTHER BUSINESS. In their discretion, the Proxy Holders are authorized to vote upon such other business incident to the conduct of the Meeting and at any and all adjournments and postponements thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Meeting.


I/WE WILL ATTEND THE MEETING     [_]

I/WE WILL NOT ATTEND THE MEETING IN PERSON     [_]

The undersigned hereby ratifies and confirms all that the Proxy Holders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement accompanying said Notice and all applications thereto.

- ---------------------------------------
         (NUMBER OF SHARES)


- ---------------------------------------
         (PLEASE PRINT NAME)



SIGNATURE(S) OF HOLDER(S) OF COMMON STOCK
                                          ------------------------------------

DATED:                            , 1996
       ---------------------------

NOTE: Please date this Proxy and sign above as your name(s) appear(s) on this card. Joint owners each should sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles.